UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.            )

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AFFILIATED MANAGERS GROUP, INC.

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AFFILIATED MANAGERS GROUP, INC.

777 South Flagler Drive

West Palm Beach, Florida 33401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2017

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Affiliated Managers Group, Inc. (the “Company”) will be held on Tuesday, June 13, 2017, at 2:00 p.m. British Summer Time (9:00 a.m. Eastern Daylight Time) at the Company’s London office at 35 Park Lane, London W1K 1RB, United Kingdom, for the following purposes:

1.	To elect eight directors of the Company to serve until the 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

2.	To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers.

3.	To approve, by a non-binding advisory vote, the frequency of future advisory votes regarding the compensation of the Company’s named executive officers.

4.	To approve an amendment of the Company’s Amended and Restated Certificate of Incorporation to enable stockholders to remove directors with or without cause by a majority stockholder vote.

5.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year.

6.	To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

This year, we have again saved significant mailing and printing costs by providing proxy materials to you over the Internet pursuant to Securities and Exchange Commission rules. On or about April 28, 2017, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our 2016 Annual Report on Form 10-K online. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote over the Internet and how to request a paper copy of the proxy materials, if you so desire. Whether you receive the Notice or paper copies of our proxy materials, the Proxy Statement and 2016 Annual Report on Form 10-K are available to you at www.proxyvote.com.

The Company’s Board of Directors fixed the close of business on April 17, 2017 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Your vote is very important. Please carefully review the Proxy Statement and submit your proxy over the Internet, by telephone or by mail whether or not you plan to attend the Annual Meeting. If you hold your shares in street name through a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors.

David M. Billings,

General Counsel and Secretary

West Palm Beach, Florida

April 28, 2017

AFFILIATED MANAGERS GROUP, INC.

777 South Flagler Drive

West Palm Beach, Florida 33401

PROXY STATEMENT

FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2017

April 28, 2017

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Affiliated Managers Group, Inc. (“AMG,” the “Company,” “we” or “us”) for use at our 2017 Annual Meeting of Stockholders to be held on Tuesday, June 13, 2017, at 2:00 p.m. British Summer Time (9:00 a.m. Eastern Daylight Time) at the Company’s London office at 35 Park Lane, London W1K 1RB, United Kingdom, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked to elect eight directors, approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers (as defined in the “Executive Compensation Tables” section of this Proxy Statement), approve, by a non-binding advisory vote, the frequency of future advisory votes regarding the compensation of the Company’s named executive officers, approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to enable stockholders to remove directors with or without cause by a majority stockholder vote, ratify the selection of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm for the current fiscal year, and consider and act upon any other matters properly brought before them.

Important Notice Regarding the Internet Availability of Proxy Materials. This year, we have again saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with Securities and Exchange Commission (“SEC”) rules. On or about April 28, 2017, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2016 Annual Report on Form 10-K online. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote over the Internet and how to request a paper copy of the proxy materials, if you so desire. Whether you received the Notice or paper copies of our proxy materials, the Proxy Statement and 2016 Annual Report on Form 10-K are available to you at www.proxyvote.com.

Stockholders of record of the Company’s common stock at the close of business on the record date of April 17, 2017 will be entitled to notice of the Annual Meeting and to one vote per share on each matter presented at the Annual Meeting. As of the record date, there were 56,602,386 shares of common stock outstanding and entitled to vote at the Annual Meeting.

The presence, in person or by proxy, of holders of at least a majority of the total number of shares of common stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted as present and entitled to vote for purposes of establishing a quorum.

A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Brokers have the discretion to vote their clients’ proxies only on matters deemed “routine” by the New York Stock Exchange (“NYSE”).

At this year’s Annual Meeting, the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), the advisory vote on the frequency of future executive compensation advisory votes (Proposal 3) and the vote to approve an amendment to the Charter (Proposal 4) are non-routine matters, and only the ratification of our auditors (Proposal 5) is a routine matter. It is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board of Directors.

Stockholders are requested to submit a proxy over the Internet or by telephone, or by returning a completed, signed and dated proxy card or voting instruction form. If you vote over the Internet or by telephone, you should not return a proxy card or voting instruction form. Shares represented by a properly submitted proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed by the proxy. If a properly executed proxy or voting instruction form is submitted without any instructions indicated, the proxy will be voted FOR the election of each of the nominees for director, FOR the approval of the advisory vote on executive compensation, for the ONE-YEAR option on the advisory vote on the frequency of future executive compensation advisory votes, FOR the approval of the amendment of the Charter, and FOR the ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders on such other matters.

A stockholder of record may revoke a proxy at any time before it has been voted by filing a written revocation with the Secretary of the Company at the Company’s principal executive offices, 777 South Flagler Drive, West Palm Beach, Florida 33401-6152, by submitting a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Annual Meeting. A stockholder of record who voted over the Internet or by telephone may also change his or her vote with a timely and valid later Internet or telephone vote. Any stockholder of record as of the record date may attend the Annual Meeting whether or not a proxy has previously been given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. If you hold your shares in street name and would like to change your voting instructions, please follow the instructions provided to you by your broker, bank or other intermediary.

A stockholder may vote in person at the Annual Meeting upon presenting picture identification and any one of the following: an account statement, the Notice or a proxy card. If you hold your shares in street name, you will need to obtain a proxy from your bank or broker in order to vote in person, and you must bring a brokerage statement or letter from your broker, bank or other intermediary reflecting stock ownership. The address of the Company’s London office is set forth above for stockholders who plan to vote in person at the Annual Meeting.

PROXY STATEMENT SUMMARY

This summary highlights certain information from our Proxy Statement for the 2017 Annual Meeting of Stockholders. You should read the entire Proxy Statement carefully before voting.

2017 Annual Meeting of Stockholders
Meeting Information	Agenda Items	Recommendation	Additional Detail
June 13, 2017 2:00 p.m. British Summer Time (9:00 a.m. Eastern Daylight Time) Affiliated Managers Group, Ltd. 35 Park Lane, London W1K 1RB United Kingdom Record Date: April 17, 2017	Proposal 1—Election of Directors	FOR each Nominee	Page 8
	Proposal 2—Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR	Page 64
	Proposal 3—Advisory Vote on the Frequency of Future Say-on-Pay Votes	ONE-YEAR	Page 65
	Proposal 4—Charter Amendment	FOR	Page 66
	Proposal 5—Ratification of Independent Registered Public Accounting Firm for 2017	FOR	Page 67

Governance Highlights
Active Board Refreshment	• New Lead Independent Director in 2015 • New chairs of all Board committees in 2015 • One-third of directors joined the Board within the last five years	• Average director tenure of eight years • Average director age of 55
Highly Independent Board of Directors	• Seven of our eight directors are independent	• All Board committees are 100% independent
Strong Lead Independent Director	• Active Lead Independent Director with expansive duties	• New appointment in 2015
Frequent Executive Sessions	• Independent directors meet regularly without management, led by our Lead Independent Director	• Executive sessions include Board and committee annual self-assessments • Individual director assessments support an annual evaluation of the Board’s composition
No Overboarding	• Three directors serving on boards of other public companies	• No director serving on more than one additional public company board
Equity Ownership Guidelines	• 10x annual base salary for our Chairman and CEO	• 7x annual base salary for all other NEOs • 5x annual base fees for non-executive directors
Diverse and Engaged Board	• Directors bring a wide array of qualifications, skills and attributes to our Board, supporting its oversight role on behalf of stockholders	• See Director Experience and Skills Overview on page 9 • Each director attended at least 90% of the Board and committee meetings in 2016
Succession Planning	• The Nominating and Governance Committee has primary responsibility for CEO and key executive succession planning	• Succession and executive development are discussed with the CEO, as well as without the CEO present in executive sessions
Accountability	• Annual election of directors at majority vote standard; plurality standard for contested elections • No staggered board or poison pill • All directors re-elected by at least 98% of votes in 2016

•  Active stockholder engagement—meetings on governance topics with stockholders representing approximately one-third of voting shares in 2016-2017 year-to-date

•  Continued our outreach effort to discuss corporate governance issues with institutional investors

Risk Management Oversight & Governance Considerations	• Board has principal responsibility for oversight of our risk management process • Majority of directors have extensive background and experience in risk management	• Board recognition of ESG factors, and commitment to operate as a strong corporate citizen; nine Affiliates are signatories to the United Nations Principles for Responsible Investment (UNPRI)

2016 Performance Highlights
Strong Financial and Operating Results

Strong annual growth across key financial and operating metrics against a challenging market backdrop

•   Relative Results—Compound annual growth rates across all key financial metrics, including industry-leading earnings growth, outpaced the 75th percentile of our Peer Group for the 3- and 5-year periods

•   Financial and Operating Results—Strong performance across key metrics in 2016, including pro forma AUM, Aggregate revenue, Adjusted EBITDA, Economic net income and Economic earnings per share; GAAP net income and GAAP earnings per share (diluted) declined compared to 2015

•   Earnings Growth Rates—3- and 5-year compound annual growth rates remained strong across all financial metrics

•   Strong results in a volatile environment—Results were particularly strong when viewed against the challenging environment for asset managers, which was characterized by volatile markets, and industry-wide net outflows of actively-managed client assets, contributing to generally weak stockholder returns across the sector

•   Positive net client cash flows of $7.4 billion generated by active return-oriented products in an environment that favored passive products; our net client cash flows as a percentage of AUM were +1.2%, in contrast to our Peer Group average net outflow rate of -3.8%, during 2016

Key financial and operating metrics: highest annual levels in Company history across pro forma AUM, Aggregate revenue, Adjusted EBITDA, Economic net income and Economic earnings per share

•   Pro forma AUM of $727 billion as of year-end—an increase of 19% over the prior year, and compound annual growth rates of 11% and 17% over the 3- and 5-year periods

•   Aggregate revenue—a 4% increase over the prior year, and compound annual growth rates of 3% and 13% over the 3- and 5-year periods

•   Adjusted EBITDA of $945.5 million for the year—a modest increase over the prior year, and compound annual growth rates of 5% and 15% over the 3- and 5-year periods

•   Economic net income of $703.6 million for the year—an increase of 2% over the prior year, and compound annual growth rates of 9% and 15% over the 3- and 5-year periods

•   Economic earnings per share of $12.84 for the year—an increase of 3% over the prior year, and compound annual growth rates of 9% and 15% over the 3- and 5-year periods

•   GAAP net income of $472.8 million for the year—a decrease of -7% over the prior year; compound annual growth rates of 12% and 25% over the 3- and 5-year periods

•   GAAP earnings per share (diluted) of $8.57 for the year—a decrease of -7% over the prior year; compound annual growth rates of 12% and 24% over the 3- and 5-year periods

(1)	2016 year-end AUM is pro forma for investments which have since closed or are accounted for on a lag basis.
(2)

Aggregate revenue is an operating measure that combines the revenue of our consolidated Affiliates with Equity method revenue, and is used by management to evaluate operational trends across all Affiliates, regardless of accounting treatment. GAAP revenue for 2016 was $2.2 billion.

Additional information on non-GAAP financial performance measures, including reconciliations to the most directly comparable GAAP measure, can be found in our Annual Report on Form 10-K under “Supplemental Financial Performance Measures.”

2016 Performance Highlights (cont’d)

Strong Long-Term Stockholder Value Creation

Relative Stock Performance

•  Long-term stock performance in line with Peer Group median over the past five years

•  While stock underperformed our Peer Group average in 2016, stock outperformed 75% of the Peer Group in the first quarter of 2017

Absolute Stock Performance

•  At year-end 2016, stockholder returns of +51% over the 5-year period; +827% since IPO (through the first quarter of 2017, returns of +71% and +946% over each respective period)

•  Stock decline of -9% in 2016, reflecting the challenging market environment for the asset management industry; however, stock increased approximately +13% in the first quarter of 2017

Excellent Strategic Performance

Successful execution of product and Global Distribution strategies

•  Affiliates continued to generate outstanding relative investment performance, earning numerous awards for investment excellence again in 2016

•  Global Distribution generated significant gross sales, winning new client investment mandates in every coverage region globally, and contributed to overall positive cash flows in a difficult environment for actively-managed strategies

Significant capital deployment in new Affiliate investments

•  Completed new investments representing $1.3 billion in aggregate transaction value, enhancing AMG’s geographic diversity and position in global equity and alternative strategies

Ongoing focus on capital management

•  Demonstrated commitment to returning capital to stockholders through the initiation of a quarterly cash dividend and an expanded share repurchase authorization

•  Strengthened our balance sheet, with $440 million raised through an equity issuance and a $150 million increase in borrowing capacity under our revolving credit facility

Compensation Program Overview
Compensation Governance Practices
What we do	What we don’t do

•   Annual Say-on-Pay vote; the Board is recommending the continuation of this practice in the 2017 Say-on-Pay frequency vote

•    Caps on Performance-Based Incentive Compensation for each NEO, including the CEO

•    Equity ownership guidelines for NEOs and directors

•    Double trigger vesting upon change in control

•    Clawback policy

•   Mitigation of dilutive impact of equity awards through share repurchases

•   Significant portion of variable compensation is performance-based equity awards tied to key business metrics

•   No employment agreements with any NEOs, including the CEO

•   No golden parachute change in control agreements with executives

•   No tax reimbursements or gross-ups for perquisites

•   No hedging or pledging of AMG securities by directors or officers

•   No option re-pricing or buy-outs of underwater stock options

•   No option grants with exercise price below grant date stock price

•   No payment of dividends on equity awards prior to vesting

•   No excessive perquisites

Over 90% of stockholder votes cast were in favor of NEO compensation in the Say-on-Pay vote in each of the last two years

Compensation Program Highlights

•   Closely aligning executive compensation with Company performance

•    Attracting, retaining and motivating key members of senior management

•    Compensating executives based on a combination of Company performance and individual performance

•    Focusing executives on long-term performance with deferred equity awards

•    Avoiding incentives that might encourage excessive risk-taking

•   Use of a weighted Performance Assessment for determining annual NEO Performance-Based Incentive Compensation, assessing (i) financial results, (ii) stock performance and (iii) strategic accomplishments for the year

•   Caps on Performance-Based Incentive Compensation for the CEO and all other NEOs

•    Transparent disclosure of the compensation determination process for all NEOs

•    Evolving equity award structures and performance hurdles, to further our compensation program philosophy of aligning pay with performance

2016 Compensation Summary

•  CEO Performance-Based Incentive Compensation declined -7% from compensation levels in 2015 – and total NEO Performance-Based Incentive Compensation decreased -7% year-over-year – reflecting our compensation program philosophy of aligning pay with performance

•  95% of CEO Total Direct Compensation was Performance-Based Incentive Compensation

•  72% of CEO Performance-Based Incentive Compensation was in the form of long-term deferred equity awards vesting over multiple years, 35% of which was in the form of Long-Term Growth Achievement Awards with delivery tied to earnings growth measured on a relative and absolute basis

•  The Compensation Committee’s Performance Assessment recognized the Company’s strong performance in both the financial performance and strategic accomplishments categories

•  The Compensation Committee also considered the decline in our GAAP net income and GAAP earnings per share (diluted) compared to 2015, and the decline in the Company’s stock price during 2016, which reflected a challenging market environment for the asset management industry that contributed to generally weak stockholder returns across the sector

•  These factors resulted in a Performance-Based Incentive Compensation payout to Mr. Healey of $13.0 million, 60% of the maximum amount

Note: Stock price performance and CAGRs calculated beginning on 12/31/2011; AMG 2016 CEO Compensation includes long-term equity awards earned for performance during 2016; see “Supplemental Table—Compensation Earned in Fiscal 2016” below for information regarding differences from the Summary Compensation Table.

Supplemental Table—Compensation Earned in Fiscal 2016

The following table sets forth the 2016 compensation results for our NEOs. This table includes equity awards granted to our NEOs in January 2017 in recognition of 2016 performance (and excludes equity awards granted in February of 2016 in recognition of 2015 performance) to better demonstrate how we evaluate and compensate our NEOs. These amounts differ from the compensation reported in the Summary Compensation Table because SEC rules require equity awards to be reported in the year of grant, even where the awards are intended to compensate executives for performance in a prior year. Please refer to the “Executive Compensation Tables” and “Equity Grant Policy” sections of this Proxy Statement for additional information.

Name and Principal Position	Salary	Cash Bonus	Long-Term Deferred Equity Awards	2016 Long- Term Growth Achievement Awards	All Other Compensation	Total 2016 Compensation Earned
Sean M. Healey Chairman and Chief Executive Officer	$750,000	$3,700,000	$6,060,000	$3,275,000	$132,572	$13,917,572
Nathaniel Dalton President and Chief Operating Officer	$500,000	$2,210,000	$3,615,000	$1,950,000	$31,054	$8,306,054
Jay C. Horgen Chief Financial Officer and Treasurer	$500,000	$1,900,000	$2,700,000	$1,500,000	$41,845	$6,641,845
David M. Billings General Counsel and Secretary	$400,000	$1,300,000	$515,000	$285,000	$31,054	$2,531,054

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Board of Directors currently consists of eight members. At the Annual Meeting, eight directors are expected to be elected to serve until the 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors, upon the recommendation of the Nominating and Governance Committee, has nominated Messrs. Samuel T. Byrne, Dwight D. Churchill, Glenn Earle, Niall Ferguson, Sean M. Healey, Patrick T. Ryan and Jide J. Zeitlin, and Ms. Tracy P. Palandjian (collectively, the “Nominees”) to serve as directors. Each of the Nominees is currently serving as a director of the Company. As more fully discussed below in the “Corporate Governance Matters and Meetings of the Board of Directors and Committees” section of this Proxy Statement, the Board of Directors has determined that seven of its eight Nominees, Messrs. Byrne, Churchill, Earle, Ferguson, Ryan and Zeitlin, and Ms. Palandjian, have no material relationship with the Company and are independent for purposes of NYSE listing standards. The Board of Directors expects that each of the Nominees will, if elected, serve as a director for the new term. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

The Company’s amended and restated by-laws (the “By-laws”) provide for majority voting in uncontested director elections. Under the majority voting standard, directors are elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for the election of directors will be a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the vote on the election of directors.

Under our Corporate Governance Guidelines, the Nominating and Governance Committee has established procedures for any director who is not elected to tender his or her offer to resign. Upon receiving the director’s offer to resign, the Nominating and Governance Committee will recommend to the Board of Directors whether to accept or reject the offer to resign, or whether other action should be taken. The Nominating and Governance Committee and the Board of Directors, in making their decisions, may consider any factor or information that they deem relevant. The Board of Directors, taking into account the Nominating and Governance Committee’s recommendation, will act on the tendered resignation within ninety days following certification of the election results. A director whose resignation is under consideration must abstain from participating in any recommendation or decision regarding his or her resignation.

Recommendation of the Board of Directors

The Board of Directors believes that the election of each of the Nominees is in the best interests of the Company and its stockholders and, therefore, unanimously recommends that stockholders vote FOR the election of each of the Nominees.

Information Regarding the Nominees

The following table sets forth the name, age (as of April 1, 2017), tenure and other information of each Nominee, along with the committees of the Board of Directors on which each Nominee currently serves.

Director Nominee Information: Committee Memberships
Name	Age	Compensation Committee	Nominating and Governance Committee	Audit Committee	Independence	Tenure (Years)	Other Public Boards
Samuel T. Byrne	52	✓	✓	✓	✓	8	—
Dwight D. Churchill	63			✓ (Chair)	✓	7	—
Glenn Earle	59			✓	✓	2	1
Niall Ferguson	52		✓		✓	3	—
Sean M. Healey Chairman and CEO	55					16	—
Tracy P. Palandjian	46		✓	✓	✓	5	—
Patrick T. Ryan Lead Independent Director	58	✓	✓ (Chair)	✓	✓	12	1
Jide J. Zeitlin	53	✓ (Chair)			✓	11	1
	Average Age of 55	100% Independent; New Chair in 2015	100% Independent; New Chair in 2015	100% Independent; 100% Financial Experts; New Chair in 2015	7 of 8 Directors are Independent	Average Tenure = ~8 years	No Overboarding

The Nominees bring a wide array of qualifications, skills and attributes to our Board of Directors that support its oversight role on behalf of our stockholders. The most relevant of these qualifications and skills are summarized in the table below:

Director Experience and Skills Overview
Financial, accounting or financial reporting

We use a broad set of financial metrics to measure our operating and strategic performance. Accurate financial reporting and rigorous auditing are critical to our success. We seek to have directors who qualify as audit committee financial experts and expect all of our directors to have an understanding of finance and financial reporting processes.

8 of 8 Directors
Investment management

Directors with investment management experience provide the Board with an enhanced understanding and assessment of our business strategy and bring valuable perspective on issues that are uniquely relevant to our industry.

6 of 8 Directors
Global business

Our continued success depends in part on the sustained growth of our international operations, and we seek directors with global business experience, including managing and growing organizations worldwide.

6 of 8 Directors
Leadership

We seek directors who have held significant leadership positions, as we believe this experience provides directors with a practical understanding of organizations, processes, strategy, risk management and other factors that promote growth.

8 of 8 Directors
Other public company board experience

Directors with experience serving on other public company boards provide valuable operations and management perspectives, which support our Board’s ability to oversee and advise management. Further, these directors bring to our Board valuable insights on corporate governance trends and practices and other issues affecting public companies generally.

3 of 8 Directors
Public policy and government affairs

We and our Affiliates operate in a highly regulated industry and are directly affected by governmental actions and socioeconomic trends and, therefore, we seek directors with experience with governmental, regulatory and related organizations.

4 of 8 Directors
Risk management and compliance

Risk management is critical to the success of our business, and we seek directors with regulatory and compliance expertise, as well as experience managing and overseeing risk in public and private companies and in other contexts.

6 of 8 Directors
Environmental, social and governance

Directors who have experience in managing environmental, sustainability and social issues are able to assist the Board in overseeing and advising management to ensure that strategic business imperatives and long-term value creation for stockholders are achieved within a responsible, sustainable business plan.

4 of 8 Directors
Operational	We believe that directors with experience in operations are able to assess and advise management on the formulation and execution of our business strategy.	6 of 8 Directors

The following biographical summaries provide additional information on the business experience, principal occupation and past employment and directorships of each Nominee during at least the last five years.

Director Biographical Information
Samuel T. Byrne

Samuel T. Byrne has been a director of the Company since October 2009. Mr. Byrne is a Managing Partner and co-founder of CrossHarbor Capital Partners LLC, a leading alternative investment management firm specializing in real estate, as well as distressed securities and private equity. The firm manages institutional capital on behalf of investors globally, including public pension systems, endowments and foreign institutions such as sovereign wealth funds. Before founding CrossHarbor Capital Partners, Mr. Byrne served as a management consultant advising on corporate restructurings and bankruptcy matters. Prior to that, he was a portfolio manager at Fleet Financial Group and Bank of New England. Mr. Byrne currently serves as Co-Chairman of the Board of Trustees of the Peabody Essex Museum. We believe that Mr. Byrne’s qualifications to serve on our Board of Directors include his extensive investment management experience, including his particular expertise in private equity and real estate.

Dwight D. Churchill

Dwight D. Churchill has been a director of the Company since February 2010. Mr. Churchill held a number of senior positions at Fidelity Investments before retiring from the firm in 2009. Having joined Fidelity in 1993, he served as the head of the Fixed Income Division, head of Equity Portfolio Management and President of Investment Services. While at Fidelity, Mr. Churchill also served as the elected chair of the Board of Governors for the CFA Institute, a 135,000-member association previously known as the Association for Investment Management & Research, and from June 2014 to January 2015, he served as interim President and Chief Executive Officer at the CFA Institute. Prior to joining Fidelity, Mr. Churchill served as a Managing Director of Prudential Financial, Inc., as President and Chief Executive Officer of CSI Asset Management, Inc., a subsidiary of Prudential Financial, Inc. and held senior roles at Loomis, Sayles & Company and the Ohio Public Employees Retirement System. Mr. Churchill currently serves on the Board of Trustees and the Audit Committee of State Street Global Advisors SPDR ETF Mutual Funds, the Board of Trustees of the Currier Museum of Art and as a staff consultant at The Public Employees Retirement System of Idaho. We believe that Mr. Churchill’s qualifications to serve on our Board of Directors include his extensive experience in the investment management industry, including his oversight of internal controls, financial reporting and accounting procedures.

Glenn Earle

Glenn Earle has been a director of the Company since April 2015. Mr. Earle is a member of the Board of Directors of Fiat Chrysler Automobiles N.V. and of the privately-owned Rothesay Life Group (where he is the Deputy Chairman and Senior Independent Director), and is a non-executive member of the Advisory Committee of Hayfin Capital Management LLP. Mr. Earle is also Deputy Chairman of educational charity Teach First and a Board Member and Trustee of the Royal National Theatre. He retired in December 2011 from Goldman Sachs International, where he was most recently a Managing Director and the Chief Operating Officer. He was also Chief Executive of Goldman Sachs International Bank, and his other responsibilities included Co-Chairmanship of the Firm’s Global Commitments and Capital Committees and membership of the Goldman Sachs International Executive Committee. He previously worked at Goldman Sachs in various roles in New York, Frankfurt and London from 1987, becoming a Partner in 1996. From 1979 to 1985, he worked in the Latin America Department at Grindlays Bank/ANZ in London and New York, leaving as a Vice President. His previous responsibilities include membership of the Board of Trustees of the Goldman Sachs Foundation and of the Ministerial Task Force for Gifted and Talented Youth, and Chairmanship of the Advisory Board of Cambridge University Judge Business School. We believe that Mr. Earle’s qualifications to serve on our Board of Directors include his extensive experience as a senior executive in a leading investment bank, as well as his service on the boards of other public and private companies.

Niall Ferguson

Niall Ferguson has been a director of the Company since April 2014. Mr. Ferguson is a Senior Fellow at the Hoover Institution, Stanford University and at the Center for European Studies at Harvard University, and previously was the Laurence A. Tisch Professor of History at Harvard University. He is also a Visiting Professor at Tsinghua University in Beijing, and the Diller-von Furstenberg Family Foundation Distinguished Scholar at the Nitze School of Advanced International Studies in Washington D.C. Mr. Ferguson is a frequent commentator on contemporary and historical politics and economics and has published fourteen award-winning books, including most recently “Kissinger: 1923-1968: The Idealist,” “The Ascent of Money,” “Civilization: The West and the Rest” and “The Great Degeneration: How Institutions Decay and Economies Die.” In 2009, his six-part television series “The Ascent of Money” won the International Emmy for Best Documentary. Mr. Ferguson was the Philippe Roman Visiting Professor at the London School of Economics from 2010 to 2011 and the BBC Reith Lecturer for 2012. In 2010, he won the Benjamin Franklin Award for Public Service, in 2012, the Hayek Prize for Lifetime Achievement and, in 2013, the Ludwig Erhard Prize for Economic Journalism. Mr. Ferguson is a member of the Board of Trustees of the New York Historical Society, a Managing Director at Greenmantle, a macroeconomic and geopolitical advisory firm that he founded, and a member of the Board of Directors of Chimerica Media, a film company that he also founded. We believe that Mr. Ferguson’s qualifications to serve on our Board of Directors include his extensive macroeconomic and geopolitical expertise and influence around the globe.

Sean M. Healey Chairman and Chief Executive Officer

Sean M. Healey is the Company’s Chairman and Chief Executive Officer, roles he has served in since January 2011 and January 2005, respectively. Mr. Healey previously served as President and Chief Operating Officer of the Company. Mr. Healey has been a director of the Company since May 2001. Prior to joining the Company in 1995, Mr. Healey was a Vice President in the Mergers and Acquisitions Department at Goldman, Sachs & Co. focusing on financial institutions. He serves as Co-Chairman of the Board of Trustees of the Peabody Essex Museum, and as a member of the Council on Foreign Relations, the Visiting Committee of the Harvard Law School and the Board of Trustees of the International Game Fish Association. In 2006, Mr. Healey received a presidential appointment to serve on the President’s Export Council, the nation’s principal advisory committee on international trade. Mr. Healey received a J.D. from Harvard Law School, an M.A. from University College, Dublin and an A.B. from Harvard College. We believe that Mr. Healey’s qualifications to serve on our Board of Directors include his direct knowledge of the Company’s strategy and operations through his service as Chief Executive Officer of the Company and his extensive experience in the financial services and investment management industries, including over two decades of experience in investing in asset management firms.

Tracy P. Palandjian

Tracy P. Palandjian has been a director of the Company since March 2012. Ms. Palandjian is the Chief Executive Officer, co-founder and a member of the Board of Directors of Social Finance, Inc., a nonprofit organization focused on developing and managing investments that generate social impact and financial return. Prior to establishing Social Finance, Ms. Palandjian served as a Managing Director at The Parthenon Group, a global strategy consulting firm. At Parthenon, she established and led the Nonprofit Practice and consulted to foundations and nonprofit organizations on strategy development, mission definition, corporate social responsibility and knowledge and innovation in the U.S. and globally. Prior to Parthenon, Ms. Palandjian worked at McKinsey & Company and at Wellington Management Company, LLP. Ms. Palandjian is currently Vice-Chair of the United States Impact Investing Alliance and the Global Impact Investment Steering Group (successor to the G8 Social Impact Investment Taskforce). She is also a member of the Board of Overseers at Harvard University. She also serves on the Boards of the Surdna Foundation and Facing History and Ourselves, and on the Investment Committee of Milton Academy. We believe that Ms. Palandjian’s qualifications to serve on our Board of Directors include her extensive global financial management, consulting and advisory experience.

Patrick T. Ryan Lead Independent Director

Patrick T. Ryan has been a director of the Company since July 2005, and has served as Lead Independent Director since February 2015. Mr. Ryan currently serves as Chief Executive Officer and a member of the Board of Directors of Press Ganey Holdings, Inc., a company specializing in health care performance improvement. Prior to Press Ganey, Mr. Ryan worked with SV Life Sciences as a Venture Partner from 2009 to 2012, and served as Chairman and Chief Executive Officer of The Broadlane Group from 2008, until its acquisition by MedAssets Inc. in 2010. Following such acquisition, Mr. Ryan served on the Board of Directors and in the interim role of President of Spend and Clinical Resource Management through the completion of the integration in May 2011. From 2004 to 2007, Mr. Ryan served as Chief Executive Officer and as a member of the Board of Directors of PolyMedica Corporation, a direct to consumer provider of health care products and services for individuals with chronic diseases, until its sale to Medco Health Solutions, Inc. Before joining PolyMedica, Mr. Ryan served as the Chairman and Chief Executive Officer of Physicians Dialysis Inc., a dialysis provider, until its acquisition by DaVita Inc. in 2004. Previously, Mr. Ryan has served as a partner at Westways Ventures, a firm specializing in the strategic development of companies in the healthcare and consumer sectors, as President and Chief Executive Officer of PrincipalCare Inc., a company specializing in women’s healthcare, as President and Chief Executive Officer of ImageAmerica, Inc., a diagnostic imaging services company, as Co-Founder and President of R.B. Diagnostics, a diagnostic imaging services company, and on the Board of Directors of Hill Rom Holdings, Inc. Mr. Ryan currently serves on the Board of Directors of American Renal Associates Holdings, Inc. (where he also serves as a member of the Audit Committee) and ChoiceOne Urgent Care, LLC. Mr. Ryan is also a former member of the Massachusetts Hospital Association’s Committee on Governance and previously served on the Boards of Trustees of the Beth Israel Deaconess Medical Center, Lahey Clinic and Atrius Health. We believe Mr. Ryan’s qualifications to serve on our Board of Directors include his substantial executive management experience at several public and private companies.

Jide J. Zeitlin

Jide J. Zeitlin has been a director of the Company since January 2006. Mr. Zeitlin is a private investor with interests in Asia, the Middle East and Africa. He formerly served as a Partner at Goldman, Sachs & Co., where he held a number of senior management positions in the investment banking division, including that of Global Chief Operating Officer. He also served in the firm’s executive office. Mr. Zeitlin joined Goldman Sachs in 1987, became a Partner in 1996 and retired from the firm in December 2005. Mr. Zeitlin serves as a member of the Harvard Business School Board of Dean’s Advisors, and of the boards of the Nigeria Sovereign Investment Authority (where he is Chairman), the Doris Duke Charitable Foundation, the Montefiore Medical Center, Playwrights Horizons and Saint Ann’s School. He is Chairman Emeritus of Amherst College and a Fellow at the Aspen Global Leadership Network, and formerly served on the boards of Milton Academy, Teach for America and Common Ground Community. Mr. Zeitlin also serves as the Chairman of the Board of Directors and as Chair of the Governance and Nominations Committee of Coach, Inc., a designer and marketer of premium handbags and accessories. We believe Mr. Zeitlin’s qualifications to serve on our Board of Directors include his substantial experience as a senior executive in a leading investment bank, as well as his extensive service in board capacities at numerous organizations.

Corporate Governance Matters and Meetings of the Board of Directors and Committees

The Board of Directors and management regularly review best practices in corporate governance and modify our corporate governance policies and practices as warranted. Our current best practices include:

Governance Highlights
Independence	• Seven of our eight directors are independent • Our Chairman and CEO is the only management director • All Board committees are composed exclusively of independent directors
Lead Independent Director	• Active Lead Independent Director with expansive duties • New appointment in 2015
Executive Sessions	• The independent directors regularly meet without management present, led by our Lead Independent Director • Executive sessions include Board and committee annual self-assessments
No Overboarding

•   Nominating and Governance Committee assesses director time commitments in reviewing nominee candidates; directors must notify the committee before accepting board or committee seats at other for-profit companies

•    Currently three directors serve on the boards of other public companies, and none serves on more than one

Board Oversight of Risk Management	• Our Board has principal responsibility for oversight of our risk management process and understanding the overall risk profile of the Company
Minimum Equity Ownership Guidelines	• 10x annual base salary for our Chairman and CEO • 7x annual base salary for all other named executive officers • 5x annual base fees for non-executive directors
Board Self-Evaluation

•   Board conducts an annual self-assessment process coordinated by our Lead Independent Director, including individual director assessments to support an annual evaluation of the Board’s composition

•   Nomination policies are adjusted to ensure that our Board as a whole continues to reflect the appropriate mix of skills and experience

Accountability

•   Directors are elected annually by a majority of votes cast (with a plurality standard for contested elections)

•    Each director is required to tender their resignation if he or she fails to receive a majority of votes in an uncontested election

•    Proposing to amend Charter to eliminate restrictions on stockholders’ ability to remove directors

•   All directors were re-elected by at least 98% of votes in 2016 election

Succession Planning

•   The Nominating and Governance Committee has primary responsibility for CEO and key executive succession planning

•    Succession and executive development are discussed by the committee both with the CEO, as well as without the CEO present in executive sessions

Board Engagement	• Each director attended at least 90% of the Board and committee meetings in 2016 • 22 Board and committee meetings in 2016

Board of Directors: During 2016, the full Board of Directors met five times. Each incumbent member of the Board of Directors in 2016 attended at least 90% of the total number of meetings of (i) the Board of Directors and (ii) all standing committees of the Board of Directors on which such director served. We do not have a formal policy regarding director attendance at our Annual Meeting of Stockholders. One director attended the 2016 Annual Meeting of Stockholders.

At least annually, the Board of Directors evaluates the independence of our directors in light of the standards established by NYSE. A majority of our Board of Directors must be independent within the meaning of NYSE listing standards. After its most recent evaluation of director independence, the Board of Directors affirmatively determined that seven of our eight current directors, Messrs. Byrne, Churchill, Earle, Ferguson, Ryan and Zeitlin, and Ms. Palandjian, are “independent” for purposes of NYSE listing standards. The Board of Directors made these determinations based upon individual evaluations of each director’s employment or board of directors affiliations, compensation history and any commercial, family or other relationships with the Company. There were no transactions between any non-executive director and the Company for the Board of Director’s consideration in determining the independence of any non-executive director. Members of the Board of Directors also serve as directors, trustees or in similar capacities (but not as executive officers or employees) for non-profit organizations to which we may make charitable contributions from time to time. Contributions to these organizations did not exceed either $120,000 or 1% of each of those organizations’ annual consolidated gross revenues during their last completed fiscal years.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Only independent directors within the meaning of NYSE listing standards serve on these committees. Each committee acts pursuant to a written charter adopted by the respective committee. A description of each committee is set forth below.

Audit Committee: The Audit Committee currently consists of Messrs. Byrne, Churchill, Earle and Ryan, and Ms. Palandjian, with Mr. Churchill serving as Chair since January 2015. Each of the members meets the independence standards applicable to audit committees under the Sarbanes-Oxley Act of 2002 and NYSE listing standards and is an audit committee financial expert, as defined by the SEC. The Audit Committee’s purpose is to assist the Board of Directors in oversight of our internal controls and financial statements and the audit process. The Audit Committee met eight times during 2016. Other members of the Board of Directors attend Audit Committee meetings from time to time at the invitation of the Audit Committee.

Compensation Committee: The Compensation Committee currently consists of Messrs. Byrne, Ryan and Zeitlin, with Mr. Zeitlin serving as Chair since February 2015. Each member meets the independence requirements applicable to the Compensation Committee under NYSE listing standards. The Compensation Committee is responsible for overseeing our general compensation policies and establishing and reviewing the compensation plans and benefit programs applicable to our executive officers. In that capacity, the Compensation Committee also administers our stock option and incentive plans. The Compensation Committee met five times during 2016. Other members of the Board of Directors attend Compensation Committee meetings from time to time at the invitation of the Compensation Committee.

Nominating and Governance Committee: The Nominating and Governance Committee currently consists of Messrs. Byrne, Ferguson and Ryan, and Ms. Palandjian, with Mr. Ryan serving as Chair since February 2015. The Nominating and Governance Committee is primarily responsible for recommending criteria to the Board of Directors for Board and committee membership, identifying and evaluating director candidates, overseeing the annual self-assessment of the Board of Directors and its committees and of the Chairman and Chief Executive Officer, overseeing CEO and key executive succession planning and maintaining our Corporate Governance Guidelines. The Nominating and Governance Committee met four times during 2016. Other members of the Board of Directors attend Nominating and Governance Committee meetings from time to time at the invitation of the Nominating and Governance Committee.

The Nominating and Governance Committee may solicit director candidate recommendations from a number of sources, including directors, executive officers and third-party search firms. The Nominating and Governance Committee will consider for nomination any director candidates, including director candidates recommended by our stockholders, who are deemed qualified by the Nominating and Governance Committee in light of the qualifications and criteria for Board of Directors membership described below, or such other criteria as approved by the Board of Directors or a committee thereof from time to time. Stockholder recommendations must be submitted to the Nominating and Governance Committee in accordance with the requirements set forth in the By-laws, including those discussed in the “Other Matters—Stockholder Proposals” section of this Proxy Statement, and any procedures established from time to time by the Nominating and Governance Committee. The Nominating and Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates and considers this appropriate because it evaluates recommendations without regard to their source. The Nominating and Governance Committee evaluates any potential conflicts of interest on a case-by-case basis, to the extent they may arise.

The Board of Directors believes that a diverse mix of perspectives and expertise enhances its overall effectiveness. When considering candidates for directorship, including nominees currently serving as directors of the Company, the Nominating and Governance Committee takes into account a number of factors, including the following qualifications: the nominee must have the highest personal and professional integrity and have demonstrated exceptional ability and judgment and the attributes necessary (in conjunction with the other members of the Board of Directors) to best serve the long-term interests of the Company and its stockholders. In addition, the Nominating and Governance Committee reviews from time to time the skills and characteristics necessary and appropriate for directors in light of the then current composition of the Board of Directors, including such factors as business experience, international background, diversity and knowledge of the financial services industry in general and the asset management industry in particular. In considering diversity, the Nominating and Governance Committee considers diversity of background and experience as well as ethnicity, gender and other forms of diversity. The Nominating and Governance Committee recognizes the importance of gender diversity, in particular, as an important factor to consider when evaluating the composition of the Board of Directors. The Nominating and Governance Committee does not have a formal policy regarding diversity in identifying nominees for a directorship, but rather considers it among the various factors relevant to the consideration of any particular nominee. The Nominating and Governance Committee reviews our Corporate Governance Guidelines at least annually to ensure that we continue to meet best corporate governance practice standards.

The current Board of Directors comprises individuals with a substantial variety of skills and expertise, including with respect to investment management across the capital markets; real estate; private equity; international business; academia and not-for-profit organizations. The Nominating and Governance Committee believes it is important to maintain a mix of experienced directors with a deep understanding of the Company and newer directors who bring a fresh perspective. The following are highlights on the composition of our current Board of Directors:

• Average director tenure of eight years	• Average director age of 55

• New chairs of all Board committees in 2015	• New Lead Independent Director in 2015

• One-third of directors joined Board within last five years

Board Size: The Nominating and Governance Committee assesses the size and composition of the Board of Directors each year. Consistent with our Corporate Governance Guidelines, the Nominating and Governance Committee believes that our Board of Directors’ current size is appropriate, given the size and complexity of the Company and the markets in which we operate. Over the last twenty years, the Board of Directors’ size has ranged from five to ten directors, a range the Nominating and Governance Committee believes has served the Company and its stockholders well. Consistent with this historical approach, there are currently eight directors serving on the Board of Directors.

Executive Sessions of Non-management Directors: Our non-management directors regularly meet in scheduled executive sessions without management present. In accordance with the charter of the Nominating and Governance Committee and the By-laws, Mr. Ryan, the Chair of the Nominating and Governance Committee, also serves as the Lead Independent Director calling and chairing the executive sessions, including during the annual Board of Directors offsite, and communicating with Mr. Healey, the Chairman and Chief Executive Officer.

Board and Committee Self-Assessments and Individual Director Assessments: We recognize the critical role that Board of Directors and committee evaluations play in ensuring the effective functioning of our Board of Directors, including in assessing candidates for directorship. To this end, the Lead Independent Director, supported by our Nominating and Governance Committee, oversees the annual self-assessment of the Board of Directors and of each committee of our Board of Directors. Directors assess performance and consider various structural and procedural considerations, including the annual selection process for director nominees and communications and interactions with management generally. The Nominating and Governance Committee periodically reviews the format of the Board of Directors and committee self-assessment processes to ensure that actionable feedback is solicited on the operation of the Board of Directors and director performance. The Nominating and Governance Committee also oversees annual individual director assessments as part of the recommendation process for director nominees. The table set forth below provides a general overview of the annual self-assessment and director assessment processes.

Board and Committee Self-Assessments and Individual Director Assessments
Questionnaire	• Evaluation questionnaire solicits director feedback on a variety of procedural and substantive topics
Executive Session	• Executive session discussion of Board and committee self-assessments led by our Lead Independent Director
Individual Director Assessments	• Individual director assessments support an annual evaluation of the Board’s composition to ensure that our Board as a whole continues to reflect the appropriate mix of skills and experience
Board Summary	• Summary of Board and committee self-assessments results presented by our Lead Independent Director, followed by a discussion of the full Board
Feedback Incorporated	• Policies and practices updated as appropriate, as a result of director feedback

Chief Executive Officer Evaluation: The Lead Independent Director oversees an annual performance evaluation of our Chief Executive Officer. As part of this assessment, the Lead Independent Director solicits director feedback on a variety of performance considerations. The Lead Independent Director then synthesizes the directors’ feedback and discusses the results with our Chief Executive Officer in a one-on-one meeting. The Lead Independent Director reports on the results of the evaluation at an executive session of the Board of Directors.

Succession Planning: The Nominating and Governance Committee has primary responsibility for CEO and key executive succession planning. Succession and executive development are discussed by the committee both with our Chief Executive Officer as well as without our Chief Executive Officer present in executive sessions.

Leadership Structure: The Board of Directors currently combines the role of Chairman of the Board of Directors with the role of Chief Executive Officer, and this leadership structure is further enhanced by the active involvement of the Lead Independent Director. The Board of Directors regularly reviews this structure and continues to believe that the combined Chairman and Chief Executive Officer role, together with a strong Lead Independent Director, is an appropriate and effective leadership structure for the Company. A combined Chief Executive Officer and Chairman focuses leadership, responsibility and accountability in a single person, and facilitates efficient and frequent communication between the Board of Directors and management. The Lead Independent Director position provides for effective checks and balances to ensure the exercise of independent judgment by the Board of Directors and the ability of the independent directors to work effectively in the board setting.

The Company initiated the Lead Independent Director position in 2004, and Mr. Ryan assumed the role in February 2015 and continues to serve as the Company’s Lead Independent Director. Mr. Ryan was selected as Lead Independent Director given his excellent qualifications, including his extensive executive management experience, particularly in previous chief executive officer roles at several public and private companies, as well as his current role as Chief Executive Officer of Press Ganey Holdings, Inc. As Chief Executive Officer, Mr. Healey brings unparalleled knowledge of the Company’s business and operations to his role as Chairman. Mr. Healey is a widely recognized leader in the asset management industry. Mr. Healey joined the Company as a start-up venture, and for over twenty years, his strategic vision and leadership have shaped the Company and driven its long-term success. Similarly, given Mr. Ryan’s service to our Board of Directors for over a decade, including service on all of the committees and as chair of several committees during his tenure, the Board of Directors believes that his extensive knowledge of (and participation in the execution of) the Company’s corporate strategy over the long term, along with his executive management experience outside of AMG, position him as an effective and strong Lead Independent Director.

Recognizing the importance of the Lead Independent Director position to the Company, in 2010 the Board of Directors amended the By-laws to further enhance the responsibilities of the position, providing that the Lead Independent Director would perform many of the functions that an independent chairman would perform. The Lead Independent Director’s principal responsibilities include: serving as a key source of communication between the independent directors and the Chairman and Chief Executive Officer; ensuring the flow of appropriate information to and among independent directors; leading, with the assistance of the Nominating and Governance Committee, the Board of Directors’ annual self-assessment process and annual performance evaluation of the Chairman and Chief Executive Officer; and coordinating the agenda for and leading executive sessions and meetings of the independent directors.

Lead Independent Director Responsibilities
Board leadership: Provides leadership to the Board in any situation where the Chairman’s role may be, or may be perceived to be, in conflict	Board governance processes: In coordination with the Nominating and Governance Committee, guides the Board’s governance processes, including leading the annual Board and committee self-assessments
Chairman-independent director liaison: Regularly meets with the Chairman and serves as liaison between the Chairman and the independent directors	Board discussion items: Works with the Chairman to propose major discussion items for the Board’s approval
Leadership of executive sessions: Leads quarterly executive sessions of the Board	CEO evaluation: Leads the annual performance evaluation of the CEO
Additional executive sessions: May call additional meetings of the independent directors as needed	Stockholder communications: Available for direct communication with our stockholders

Risk Oversight: It is a key responsibility of our Chairman and Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and Treasurer, General Counsel and other members of our senior management team to identify, assess and manage the Company’s exposure to risk. The Board of Directors plays an important role in overseeing management’s performance of these functions. The Board of Directors has approved the charter of the Audit Committee, which provides that one of the primary responsibilities of the Audit Committee is the discussion of the Company’s financial risks and steps management has taken to monitor and control such risks, including with respect to risk assessment and risk management policies. The Audit Committee regularly discusses with management and the Company’s independent auditors the Company’s risk assessment and risk management processes, including major risk exposures, risk mitigants and the design and effectiveness of the Company’s processes and controls to prevent and detect fraudulent activity. Furthermore, the Audit Committee and the Board of Directors as a whole receive regular reports from management and our independent auditors on prevailing material risks and the actions being taken to mitigate them, including reports regarding the Company’s business and operations. Management also reports to the Audit Committee and the Board of Directors regarding enhancements made to our risk management processes and controls in light of evolving market, business, regulatory and other conditions, including those related to privacy and data security.

Corporate Environmental and Social Responsibility: The Board of Directors recognizes environmental, social and governance (“ESG”) factors and our responsibility to operate in a socially responsible manner. As a global investment management organization, we are committed to operating as a strong corporate citizen across our global footprint. Our Affiliates also consider ESG factors, and nine of our Affiliates are signatories to the United Nations Principles for Responsible Investment (UNPRI), a global network committed to the development of a more sustainable global financial system. The following summary highlights certain of our policies and initiatives in these areas:

Environmental, Social and Governance (ESG) Highlights
Work Environment

•  Equal employment opportunity hiring practices, policies and management of employees

•   Anti-harassment policy that prohibits hostility or aversion towards individuals in protected categories, as well as retaliation for reporting harassment

Diversity and Inclusion	• Fostering and promoting an inclusive and globally diverse work environment • Formal policies that forbid discrimination based on protected classifications
Privacy and Data Security	• Maintaining privacy policies, management oversight, accountability structures and technology design processes to protect privacy and personal data
Community Investment

•  The AMG Charitable Foundation, formed in 2011, donates to a variety of non-profit organizations and community programs globally

•  Company-wide campaigns support many charities in local communities surrounding AMG office locations around the world, and we encourage employees to volunteer for and serve on boards of non-profit organizations

Business Conduct and Ethics Codes	• Code of Business Conduct and Ethics sets forth principles to guide employee conduct
Anti-Bribery and Corruption Policies

•  Policies on political contributions and other restricted payments require full compliance with all applicable political contribution and anticorruption laws

•   Whistleblower hotline for confidential reporting of any suspected violations

Environment

•  Nine Affiliates are signatories to the United Nations Principles for Responsible Investment (UNPRI)

•   Recycling programs, energy-saving technology and the use of energy-efficient equipment and materials in our offices

•  Business continuity policies to ensure the safety of our personnel, facilities and critical business functions in case of natural disasters

Related Person Transaction Oversight: Pursuant to its charter, the Audit Committee is responsible for reviewing any possible related person transaction identified by management or other directors and, in accordance with this authority, has determined that there have been no related person transactions requiring disclosure under Item 404(a) of Regulation S-K other than those discussed below under the caption “Other Matters—Related Person Transactions.”

Policies and Procedures Regarding Related Person Transactions: Under the Company’s written policy regarding related person transactions, the Audit Committee must approve all “related person transactions.” A related person transaction is any transaction that is reportable by the Company under paragraph (a) of Item 404 of Regulation S-K in which the Company or one of its wholly owned subsidiaries or majority-owned Affiliates is or will be a participant and the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, any person known to the Company to be a beneficial owner of 5% or more of its voting securities or an immediate family member of any of the foregoing has or will have a direct or indirect material interest. Pursuant to the policy, potential related person transactions are reported to the General Counsel who evaluates the potential transaction to determine whether it is a potential related person transaction. If it is, the General Counsel reports the potential transaction to the Audit Committee for review. The policy also authorizes the Chair of the Audit Committee to ratify, rescind or take any such other action required with respect to any related person transaction not previously approved or ratified under the policy that comes to the General Counsel’s attention. The policy sets forth the standards of review to be considered in deciding whether to approve or ratify related person transactions.

In addition, the Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include (i) employment as an executive officer, if the related compensation is approved (or recommended to the Board of Directors for approval) by the Compensation Committee; (ii) any compensation paid to a director if the compensation is consistent with the Company’s director compensation policies and is required to be reported in the Company’s proxy statement under applicable compensation disclosure requirements; (iii) any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer) or director or beneficial owner of less than 10% of that company’s equity, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenue; (iv) any charitable contribution, grant or endowment by the Company or the Company’s charitable foundation to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or director, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of such charitable organization’s total annual receipts; (v) any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis, such as dividends; (vi) any transaction involving a related person where the rates or charges involved are determined by competitive bids; and (vii) any service provided by the Company to any related person, provided that such service is in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable services provided to non-related persons.

Compensation Committee Interlocks and Insider Participation: The members of the Compensation Committee during fiscal year 2016 include those individuals set forth above under “Compensation Committee.” No person who served as a member of the Compensation Committee during 2016 has been an officer or employee of the Company or has been involved in any related person transactions. No executive officer of the Company serves on the compensation committee or board of directors of another company that has an executive officer that serves (or served during 2016) on the Company’s Compensation Committee or Board of Directors.

Engagement with Our Stockholders: Since our inception as a public company, we have maintained an active engagement with our stockholders, meeting with them extensively throughout the year as part of our investor outreach. In 2016 and 2017 year-to-date, we held over 350 meetings with our stockholders, including a majority of our top 30 stockholders, to discuss the Company’s performance and prospects, as well as trends affecting the investment management industry. We also continued our specific outreach effort with our institutional investors to discuss corporate governance issues affecting the Company. This involved discussions with the corporate governance teams at our largest stockholders, as well as many others, representing in aggregate approximately one-third of our voting shares. Across our stockholder base, there is a wide variety of viewpoints regarding corporate governance issues affecting the Company; topics covered in these meetings included:

Stockholder Engagement
Topics Covered

•  Board composition: qualifications, skills and leadership structure

•  Board evaluations and refreshment

•  Regulatory considerations

•  Reputational risk

•  Executive compensation policies and design

•  Risk management, including cybersecurity

•  Corporate governance trends, including ESG considerations

Stockholder and Interested Party Communications: Stockholders and other interested parties may communicate directly with the Board of Directors or the Lead Independent Director as follows:

Stockholder Communications
Board of Directors	Any communications to the full Board of Directors may be directed to Mr. Billings, General Counsel and Secretary of the Company, who would discuss as appropriate with the Board of Directors	David M. Billings Affiliated Managers Group, Inc. 777 South Flagler Drive West Palm Beach, Florida 33401-6152
Lead Independent Director	A stockholder or other interested party may communicate directly with Mr. Ryan, the Lead Independent Director, by sending a confidential letter addressed to his attention	Patrick T. Ryan, Director c/o Affiliated Managers Group, Inc. 777 South Flagler Drive West Palm Beach, Florida 33401-6152

Availability of Corporate Governance Documents: We maintain a Company website that includes, among other items, the Corporate Governance Guidelines; the Code of Business Conduct and Ethics applicable to all directors, officers and employees; the Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and other senior financial officers; the Insider Trading Policy and Procedures applicable to all directors, officers and employees; and the charters for the Audit, Compensation and Nominating and Governance Committees. This information is available on the “Investor Relations” section of our website, www.amg.com, under “Corporate Governance,” or for the Committee charters under “Board of Directors,” but is not incorporated by reference into this Proxy Statement. If we make any substantive amendment to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to certain executive officers, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on our website or in a report on Form 8-K.

Information Regarding Executive Officers of the Company

The name, age (as of April 1, 2017) and positions of each of our executive officers, as well as a description of their business experience and past employment during at least the last five years, are set forth below:

Executive Officer Information
Name	Age	Position	Biographical Information
Sean M. Healey	55	Chairman and Chief Executive Officer	For the biographical information of Mr. Healey, see “Information Regarding the Nominees” above.
Nathaniel Dalton	50	President and Chief Operating Officer

Mr. Dalton has served as President and Chief Operating Officer of the Company since 2011. Since 1996, Mr. Dalton has served in a range of senior roles with the Company. Prior to joining AMG, Mr. Dalton was an attorney at Goodwin Procter LLP, focusing on mergers and acquisitions, including those in the asset management industry. Mr. Dalton received a J.D. from Boston University School of Law and a B.A. from the University of Pennsylvania.

Jay C. Horgen	46	Chief Financial Officer and Treasurer

Mr. Horgen has served as Chief Financial Officer and Treasurer of the Company since May 2011. Previously, Mr. Horgen served as Executive Vice President of the Company in New Investments. Prior to joining AMG, Mr. Horgen was a founder and Managing Director of Eastside Partners, a private equity firm. Prior to that, Mr. Horgen served as a Managing Director in the Financial Institutions Group at Merrill Lynch, Pierce, Fenner & Smith Incorporated. From 1993 to 2000, he worked as an investment banker in the Financial Institutions Group at Goldman, Sachs & Co. Mr. Horgen received a B.A. from Yale University.

David M. Billings	54	General Counsel and Secretary

Mr. Billings has served as General Counsel and Secretary of the Company since June 2014. Prior to joining AMG, Mr. Billings was a partner at Akin Gump Strauss Hauer & Feld LLP, where he led the firm’s investment funds practice in London. Mr. Billings received a J.D. from Harvard Law School and a B.A. with high honors from the University of Virginia.

Peter W. MacEwen	52	Chief Administrative Officer

Mr. MacEwen has served as Chief Administrative Officer since 2013. Previously, Mr. MacEwen served as a Senior Vice President of the Company in the Capital Planning group. Prior to joining AMG in 2003, Mr. MacEwen was a managing director in the Debt Capital Markets Group at FleetBoston Financial Corporation. Mr. MacEwen received a B.A. and an M.B.A. from McGill University.

Compensation Discussion and Analysis

Executive Summary

This section provides discussion and analysis of our executive compensation program, including the elements of executive compensation, the 2016 compensation results, the rationale and process for reaching these results, and our compensation governance policies. The compensation results discussed will be those of our Chairman and Chief Executive Officer, Sean M. Healey, and our other named executive officers.

The Compensation Committee designs the executive compensation program to align management incentives with long-term stockholder interests. The executive compensation structure reflects this philosophy, with the substantial majority of total annual compensation comprising variable performance-based incentive awards, and with the significant majority in the form of long-term deferred equity. The Committee’s compensation determinations for 2016 reflected this approach, and also relied on a formal assessment of our financial results, stock performance and strategic accomplishments for the year and over the long term, on both a relative and absolute basis (the “Performance Assessment”). In conducting this Performance Assessment, the Committee recognized the Company’s strong performance for both the year and over the long term. Led by Mr. Healey and the other named executive officers, against a challenging market backdrop we achieved record operating results across our business, and executed on key strategic initiatives, including strong relative and long-term organic growth, as well as over $1.3 billion in capital deployed in new Affiliate investment activity, meaningfully enhancing AMG’s strategic position in attractive products and key markets around the world. Our positive net client cash flows for the year occurred in an environment of industry-wide active equity outflows, and were in contrast to our Peer Group (defined below) average rate of net outflows of -3.8% during the year. While AMG’s long-term stock performance remains exceptional relative to both the S&P 500® and our Peer Group, the Committee also considered the challenging market environment for the asset management industry in 2016, which resulted in an average stock price decline of -5% across publicly traded traditional and alternative asset managers and contributed to the decline in AMG’s stock price during the year, on both a relative and absolute basis. Further, while most of our key financial and operating metrics reached the highest levels in Company history, our GAAP net income and GAAP earnings per share (diluted) declined compared to 2015. As a result, and consistent with our compensation program philosophy of aligning pay with performance, total 2016 compensation for our named executive officers declined relative to the prior year, including a -7% decrease in variable performance-based incentive compensation (“Performance-Based Incentive Compensation”) for our Chairman and Chief Executive Officer.

Throughout this Compensation Discussion and Analysis we discuss the 2016 compensation results for our named executive officers, which include equity awards granted in January 2017 in recognition of 2016 performance, and exclude equity awards granted in February of 2016 in recognition of 2015 performance, to better demonstrate how we evaluate and compensate our named executive officers. These amounts differ from the compensation reported in the Summary Compensation Table because SEC rules governing the reporting of compensation in that table require equity awards to be reported in the year of grant, even where the awards are intended to compensate executives for performance in a prior year. Further, Andrew Dyson, our former Head of Global Distribution, resigned from his position at the Company effective December 31, 2016 and is not discussed in this Compensation Discussion and Analysis. Please refer to the “Executive Compensation Tables” and “Equity Grant Policy” sections of this Proxy Statement for additional information.

Overview of Our Executive Compensation Program Philosophy

The Compensation Committee has structured our executive compensation program over the long term to further several core objectives, which include the following:

•	Closely aligning executive compensation with Company performance in three principal categories: key financial metrics, stockholder value creation and strategic performance criteria

•

Attracting, retaining and motivating key members of senior management—especially Mr. Healey, a widely recognized leader in the asset management industry whose vision and leadership have shaped the Company and driven its long-term success

•	Compensating executives based on a combination of Company performance—on both a relative and absolute basis—and individual performance

•	Focusing executives on long-term performance with deferred equity awards

•	Avoiding incentives that might encourage excessive risk-taking

These objectives inform the design of our compensation program, which includes the following components:

•	Awarding fixed and variable Performance-Based Incentive Compensation in an appropriate mix to align management incentives with stockholder value creation

•	Performing market comparisons to ensure that our compensation is in line with that of our Peer Group

•	Implementing strong compensation governance practices

Stockholder and Proxy Advisory Firm Feedback and Surveys

At each of our last two Annual Meetings, over 90% of stockholder votes cast were in favor of our named executive officer compensation, reflecting consistently strong support for our executive compensation program design and its demonstrated linkage of pay-for-performance. To ensure that our Board of Directors, including the Compensation Committee, is apprised of stockholder and proxy advisory firm views, senior management regularly meets with and surveys these constituents regarding our executive compensation program, including as noted in the “Engagement with Our Stockholders” section of this Proxy Statement. As part of this process, we conduct regular outreach initiatives with representatives from Institutional Shareholder Services, Inc. and Glass, Lewis & Co., in addition to the corporate governance teams at our largest stockholders. The Compensation Committee considered the feedback and input of these parties as it made its final compensation determinations for the year. As such, and as with each prior year, this year’s compensation determinations reflect enhancements to our compensation program.

Our management team continues to communicate with our largest stockholders and proxy advisory firms and follow developments in their methodologies and analyses to ensure that the Company and our Board of Directors remain apprised of current and potential future developments.

Named Executive Officer Compensation Determination Process

The Compensation Committee’s annual compensation process begins during Committee meetings early in the year and continues throughout the year, with periodic reviews of the Company’s financial performance on both a relative and absolute basis and progress on various strategic objectives, as well as discussions regarding the principles and continuing effectiveness of the compensation program. The Committee including, in particular, the Committee Chair, met with its independent outside executive compensation consulting firm, Thomas E. Shea & Associates, LLC (“Shea & Associates”), at key points throughout the year to consider the compensation of the peer companies set forth in the “Market and Industry Comparison” section of this Proxy Statement (our “Peer Group”) and potential structures for incentive awards. The Committee considers the components of the compensation program (including the mix of compensation elements, market-level compensation and our compensation governance practices) in analyzing the extent to which the program furthers the Committee’s objectives of aligning compensation with stockholder value creation while retaining and motivating our executives.

As part of this process, Shea & Associates regularly provides our Compensation Committee with comprehensive data, including Peer Group long-term equity and total direct compensation, along with analyses of the Company’s historical pay levels relative to our Peer Group. Shea & Associates also provides projections regarding general executive compensation market trends among the universe of financial institutions that are relevant competitors for executive talent.

Following the year-end, the Compensation Committee conducts a comprehensive Performance Assessment of the Company’s accomplishments during the year and over the long term, on both an absolute basis and relative to our Peer Group, and considers the individual contributions of our senior management team. As part of the continuous evolution of our compensation program, the Committee made further enhancements this year to further evolve equity award structures. In January 2017, based upon the Performance Assessment, the Compensation Committee made final performance-based incentive cash and equity grant determinations for our named executive officers.

Exhibit 1

2016 Performance Highlights

The Company’s performance highlights for 2016 include strong financial results, including record levels across multiple key financial metrics and growth across many areas of our business, as well as the successful execution of key strategic initiatives to position us for future growth.

The Company’s results were particularly strong when viewed against the challenging environment for asset managers in 2016. Macroeconomic and geopolitical events, including the United Kingdom’s vote on the referendum to exit the EU and the impact of the pending presidential election in the United States, contributed to meaningful market volatility throughout the year, muting investor risk appetite for return-oriented products generally. Across the investment management industry, volatile markets impacted revenue from asset-based fees, and lower risk appetite resulted in net outflows of actively-managed client assets as investors reallocated toward passive instruments. AMG generated strong gross sales during the year and positive net client cash flows overall, including organic growth as a percentage of AUM of +1.2% (from net client cash flows only, not including market appreciation), in contrast to AMG’s Peer Group average rate of net outflows of -3.8% during the year. Similarly, while AMG’s stock price declined during 2016, stockholder returns across the sector were also weak, with a median stock price decline of -5% across publicly traded traditional and alternative asset managers. Given this challenging environment, the strong

Q1 Q2 Q3 Q4 Final Assessment Review compensation philosophy and long-term performance Review initial assessment of Peer Group compensation provided by Shea & Associates Review final Peer Group compensation arrangements and financial results provided by Shea & Associates Review updated analysis of the compensation landscape, Peer Group compensation and the marketplace for the services of the Company’s senior Management Review Company performance, including key financial metrics, stockholder value creation and strategic performance criteria Discuss long-term incentive plan objectives Evaluate the Company’s absolute and relative financial performance on a year-to-date basis Review the Company’s “Say-on-Pay” vote results and consider market data Review stockholder and proxy advisory firm feedback Evaluate relative financial and stock performance metrics vs. our Peer Group Discuss financial and strategic objectives Discuss potential implications for executive compensation Evaluate the Company’s absolute and relative financial performance on a year-to-date basis Evaluate the Company’s absolute and relative financial performance on a year-to-date basis Incorporate final performance factors into Performance Assessment Evaluate the Company’s absolute and relative financial performance on a year-to-date basis Discuss potential implications for executive compensation Discuss potential implications for executive compensation Consider final structure and mix of awards, and conduct Performance Assessment Finalize award amounts, mix and structure execution of AMG’s business strategy, and the resultant record levels achieved across several key financial metrics, were particularly noteworthy.

•

Strong performance across key financial and operating metrics: Strong results on both a relative and absolute basis, with increases across several key financial and operating metrics against a challenging market backdrop in 2016. Pro forma AUM, Aggregate revenue, Adjusted EBITDA, Economic net income and Economic earnings per share rose to the highest annual levels in Company history; GAAP net income and GAAP earnings per share (diluted) declined compared to 2015

–

AUM of $727 billion as of year-end (pro forma for investments which have since closed or are accounted for on a lag basis), an increase of 19% over the prior year, and compound annual growth rates of 11% and 17% over the 3- and 5-year periods

–	Aggregate revenue increased 4% over the prior year, and compound annual growth rates of 3% and 13% over the 3- and 5-year periods

–	Adjusted EBITDA of $945.5 million, a modest increase over the prior year, and compound annual growth rates of 5% and 15% over the 3- and 5-year periods

–	Economic net income of $703.6 million, an increase of 2% over the prior year, and compound annual growth rates of 9% and 15% over the 3- and 5-year periods

–	Economic earnings per share of $12.84, an increase of 3% over the prior year, and compound annual growth rates of 9% and 15% over the 3- and 5-year periods

–	GAAP net income of $472.8 million, a decrease of -7% over the prior year, and compound annual growth rates of 12% and 25% over the 3- and 5-year periods

–	GAAP earnings per share (diluted) of $8.57, a decrease of -7% over the prior year, and compound annual growth rates of 12% and 24% over the 3- and 5-year periods

–	Positive net client cash flows of $7.4 billion generated by active return-oriented products in an environment that favored passive products

Additional information on non-GAAP financial performance measures, including reconciliations to the most directly comparable GAAP measure, can be found in our Annual Report on Form 10-K under “Supplemental Financial Performance Measures.”

•

Strong long-term stockholder value creation: AMG’s stock performance continued to outpace our Peer Group and indices on a long-term basis, notwithstanding the short-term decline in 2016 of -9%, which reflected the challenging market environment for the asset management industry

–	Stock performance of +51% and +38% over the trailing 5- and 10-year periods, respectively, outpacing our Peer Group median

–	Stock performance of +827% since our IPO, leading major indices

–	While AMG’s stock price declined in 2016, the stock price rose approximately 13% in the first quarter of 2017, outperforming the 75th percentile of our Peer Group.

•

Successful execution of our product strategy: Our strategic focus on active return-oriented products, especially in the areas of global equity and alternative strategies, along with strong long-term investment performance and alpha generation by our Affiliates in these areas, continues to be a differentiating factor positioning us for future success

–

Outstanding long-term performance track records of our Affiliates, in addition to numerous awards for industry-leading investment excellence, including 2016 Relative Value Hedge Fund Manager of the Year, 2016 “Smart Beta Manager” of the Year, Best Alternative Multi-Strategy Fund, Best Global Real Estate Fund and 2016 Canadian Equity Fund Manager of the Year, awarded by industry publications and providers of data and analytics, such as Lipper, Inc. and Morningstar, Inc.

–

Enhanced our active return-oriented product set through the addition of more than 90 new products as a result of the product development and creation capabilities of existing Affiliates and our investments in new Affiliates

•

Exceptional short- and long-term organic growth: Approximately $120 billion in net client cash flows since 2011, reflecting the outstanding quality of our Affiliates, their excellent long-term investment performance, our unique position in highly attractive return-oriented product areas, and the ongoing success of our Global Distribution strategy

–

Over the year, we achieved positive net inflows in an environment of industry-wide active equity market outflows, with net client cash flows as a percentage of AUM of +1.2%, in contrast to our Peer Group average rate of net outflows of -3.8% during the year

–	We are the 5th largest global manager of active return-oriented strategies and the 5th largest publicly traded global asset manager, as measured by total assets under management

•

Continued successful execution of our Global Distribution strategy: Capitalized on growth opportunities in active return-oriented products by generating significant new business and, together with our Affiliates, continued to build relationships with the largest and most sophisticated clients globally—and also created incremental opportunities for our Affiliates to gain further market share across an increasingly broad range of regions and channels around the world

–

Funded a record number of new client investment mandates, as well as numerous expansions of mandates, through every coverage region of our centralized platform, including Europe, the Middle East, Asia and Australia

–

Strengthened our Global Distribution platform, which enhances the growth of existing Affiliates and increases our attractiveness as a potential partner to new Affiliates—in turn increasing the scale, capacity and product diversification of our overall franchise

•

Significant capital deployment in new Affiliate investments: New investment activity resulted in a substantial level of capital deployed and a significant volume of activity reviewing investment opportunities and building relationships with prospective Affiliates around the world

–	Completed new investments in 2016 representing over $1.3 billion in aggregate transaction value

–

These new Affiliates further enhanced AMG’s geographic diversity and strategic position in active return-oriented strategies, providing exposures to firms that are recognized as among the industry’s best managers across an array of alternative strategies

–

Conducted extensive meetings and calls with prospects to further cultivate strong relationships with prospective new Affiliates on a global basis, effectively positioning the Company for substantial forward new Affiliate investment opportunities over time

•

Ongoing focus on capital management: Announced initiation of dividend and expansion of share repurchase authorization while simultaneously funding substantial new Affiliate investments and strengthening balance sheet

–

Announced initiation of a $0.20 quarterly cash dividend per common share and the expansion of our share repurchase authorization, with $200 million of repurchases targeted for the first half of 2017, demonstrating our commitment to disciplined and consistent return of capital to stockholders

–

Funded over $1.3 billion of new investments during 2016; further supported new investment funding through a $440 million equity issuance and a $150 million increase in borrowing capacity under our revolving credit facility

–	Placed on positive outlook by S&P Global Ratings in 2016; credit ratings by Moody’s Investors Service of “A3” and by S&P Global Ratings of “BBB+”

Named Executive Officer Compensation Determination Approach

The Compensation Committee designs the executive compensation program to align pay with performance. Exhibit 2 provides an overview of our compensation structure, which was used to determine 2016 salary and Performance-Based Incentive Compensation (“Total Direct Compensation”) for our Chairman and Chief Executive Officer and also provided the basis for determining the Total Direct Compensation of our other named executive officers. This structure reflects the Committee’s executive compensation program philosophy, with the substantial majority of total annual compensation comprising variable performance-based incentive awards, and the significant majority in the form of deferred equity, closely aligning management incentives with long-term stockholder interests. Consistent with our compensation program approach of aligning pay with performance, our most senior named executive officers typically receive the highest percentage of equity and performance-based awards in alignment with the targeted ranges.

Exhibit 2

The following is a summary of the key features of the Compensation Committee’s determination process, including recent enhancements to further evolve equity award structures, supporting our compensation program philosophy of aligning pay with performance:

•

Continued use of rigorous Long-Term Growth Achievement Awards, with enhanced performance target feature: The key terms of the 2016 Long-Term Growth Achievement Awards, granted in January 2017 in recognition of 2016 performance, include:

–

Forward-looking performance periods: Achievement of rigorous performance conditions to be measured based on forward earnings over three-, four- and five-year performance periods, following a cliff vesting date three years from issuance; any portion of the award that is not delivered following the performance periods will be forfeited

–

Rigorous performance measures: For the initial performance period, full delivery of awards to recipients if growth in our key financial measure—Economic earnings per share—exceeds 25%, as measured from a Base Level of $11.85 per share, with delivery of a portion of initial award if growth is between 15% and 25% or if growth exceeds that of the median of our Peer Group

–

Increasing performance target level in subsequent performance periods: In the four- and five-year performance periods, the Economic earnings per share growth targets increase by 2.5% if the growth targets have not been achieved in the prior measurement period, thereby adding further rigor to the growth targets over the subsequent performance periods; reflects enhanced performance target features, incorporating stockholder feedback

•

Utilized a performance-based incentive pool to determine all variable Performance-Based Incentive Compensation: The performance-based incentive pool (the “Incentive Pool”) serves as an overall cap on aggregate Performance-Based Incentive Compensation for our named executive officers. The Incentive Pool was established as a percentage of Economic net income, a key operating metric (calculated on a pre-tax, pre-compensation basis, “Adjusted Economic net income”). Consistent with the prior year’s methodology, the Committee used the Incentive Pool to determine all Performance-Based Incentive Compensation, including cash bonuses and all equity awards, to continue to align the total amount of Performance-Based Incentive Compensation with Company performance.

•

Annual limit on Performance-Based Incentive Compensation for the Chairman and Chief Executive Officer, as well as each of the other Named Executive Officers: Consistent with the prior year, the Compensation Committee applied an annual limit on Mr. Healey’s Performance-Based Incentive Compensation (“CEO Performance-Based Incentive Compensation”) equal to the lesser of $25 million or 40% of the Incentive Pool, which represented a maximum payout of approximately $21.9 million to Mr. Healey. This amount also served as a cap on individual Performance-Based Incentive Compensation applicable to each named executive officer.

•

Determined Performance-Based Incentive Compensation using the Performance Assessment: The Compensation Committee determined the final amount of Performance-Based Incentive Compensation as a percentage of the maximum payout, based on the Performance Assessment—a weighted assessment of our financial results, stock performance and strategic accomplishments for the year and over the long term, on both a relative and absolute basis.

•

Established targeted allocations of Performance-Based Incentive Compensation: The Compensation Committee established targeted allocations for determining the mix of Performance-Based Incentive Compensation, with the significant majority in the form of long-term deferred equity awards vesting over multiple years, to further the objectives of increasing stockholder value and retaining our senior management team:

–	CEO Performance-Based Incentive Compensation: The targeted allocation of CEO Performance-Based Incentive Compensation was approximately 25% cash bonus and 75%

long-term deferred equity awards; the proportion of long-term deferred equity to cash incentive compensation is meaningfully above our Peer Group average. One-third of the long-term deferred equity awards was targeted to be performance awards, granted in the form of 2016 Long-Term Growth Achievement Awards, with three-year cliff vesting and delivery further subject to rigorous pre-established, measurable performance targets tied to earnings growth.

–

Performance-Based Incentive Compensation for other NEOs: The targeted allocation for our President and Chief Operating Officer was approximately 25% cash bonus and 75% long-term deferred equity awards, with vesting over multiple years. The targeted allocation for our Chief Financial Officer and Treasurer was approximately 30% cash bonus and 70% long-term deferred equity awards, with vesting over multiple years. In both cases, approximately one-third of the long-term deferred equity awards was targeted to be in the form of the 2016 Long-Term Growth Achievement Awards, with three-year cliff vesting and delivery further subject to rigorous pre-established, measurable performance targets tied to earnings growth.

Performance-Based Incentive Compensation Determination Process

Following year-end, the Compensation Committee conducted its Performance Assessment, based on the weighted categories discussed below, to establish the final amount of Performance-Based Incentive Compensation for 2016. In conducting this assessment, the Committee reviewed the Company’s financial results, stock performance and strategic accomplishments for the year and over the long term, on both a relative and absolute basis.

Exhibit 3

Performance Assessment Factors
Strategic Performance Criteria	Key Financial Metrics	Stockholder Value Creation
Weighting: 50%	Weighting: 25%	Weighting: 25%

Investment Performance and Execution of Product Strategy

• Investment performance by our Affiliates in areas of strategic focus, especially including actively-managed global equity and alternative strategies, positioning us for future success in these areas of strong client demand

Generation of Organic Growth from Flows

• Annual and long-term organic growth from net client cash flows, both on an absolute basis and relative to our Peer Group

Enhancement of Global Distribution Platform

• Development of our global institutional and U.S. retail distribution platforms

Execution of New Investments Strategy

• Deployment of capital through investments in new Affiliates; consideration of the value and number of transactions reviewed and completed; cultivation of relationships with prospective new Affiliates to position us for strong future growth

Execution of Capital Management Strategy

• Effective balance sheet management to ensure adequate capacity and flexibility to execute on our growth strategy; optimization of relationships with capital markets and standing with credit agencies

Relative Results

• Compound annual growth rates of all key financial metrics relative to our Peer Group for the 3- and 5-year periods, including pro forma AUM, Aggregate revenue, Adjusted EBITDA, Economic net income, Economic earnings per share, GAAP net income and GAAP earnings per share (diluted)

Financial and Operating Results

• Key annual financial metrics including pro forma AUM, Aggregate revenue, Adjusted EBITDA, Economic net income, Economic earnings per share, GAAP net income and GAAP earnings per share (diluted)

Earnings Growth Rates

• Pro forma AUM, Aggregate revenue, Adjusted EBITDA, Economic net income, Economic earnings per share, GAAP net income and GAAP earnings per share (diluted) compound annual growth rates over the trailing 3- and 5-year periods

Relative Stock Performance

• Annual and long-term (measured over 3- and 5-year periods) stock performance relative to our Peer Group and the S&P 500 ®

Absolute Stock Performance

• Annual and long-term (measured over 3- and 5-year periods) stock performance on an absolute basis

2016 Performance Assessment Results

The following Exhibit summarizes the key results that the Compensation Committee considered in its 2016 Performance Assessment. A more detailed description of each performance factor and the results of the Committee’s overall assessment follow the Exhibit.

Exhibit 4

Summary of Performance Assessment Results
Strategic Performance Criteria	Key Financial Metrics	Stockholder Value Creation
Weighting: 50%	Weighting: 25%	Weighting: 25%

Strong Performance and Successful Execution of our Product Strategy

•   Affiliates continue to generate outstanding relative investment performance, earning numerous awards for investment excellence again in 2016

•   Enhanced our active return-oriented product set through the addition of more than 90 new products across existing and new Affiliates

Strong Short- and Long-Term Organic Growth

•   Positive net inflows in 2016 in an environment of industry-wide active equity outflows

•   Exceptional long-term organic growth with approximately $120 billion in aggregate net client cash flows since 2011

Enhancement of Global Distribution Platform

•   Generated significant gross sales, winning new client investment mandates in every coverage region globally, which contributed to overall positive cash flows in a difficult environment for actively-managed strategies

•   Ongoing focus on enhancing the breadth and depth of institutional coverage across global regions and retail coverage in the U.S.

Outstanding Execution of New Investment Strategy

•   Completed new investments representing $1.3 billion in aggregate transaction value, enhancing our geographic diversity and position in global equity and alternative strategies

•   Record capital deployment in a calendar year

•   Continued success in cultivating strong relationships with prospective Affiliates

Ongoing Focus on Capital Management

•   Over $1.3 billion capital deployed

•   Announced initiation of $0.20 quarterly cash dividend per common share and the expansion of share repurchase authorization, with $200 million of repurchases targeted for the first half of 2017

•   Enhanced standing with credit rating agencies, including placement on positive outlook by S&P Global Ratings

•   Strengthened our balance sheet in 2016, with $440 million raised through an equity issuance and a $150 million increase in borrowing capacity under our revolving credit facility

Relative Results

•   Compound annual growth rates across all key financial metrics, including industry-leading earnings growth, outpaced the 75th percentile of our Peer Group for the 3- and 5-year periods

Financial and Operating Results

•   Strong performance levels across key metrics in 2016, including pro forma AUM, Aggregate revenue, Adjusted EBITDA, Economic net income and Economic earnings per share; GAAP net income and GAAP earnings per share (diluted) declined compared to 2015

Earnings Growth Rates

•   3- and 5-year compound annual growth rates remained strong across all financial metrics

•   Strong annual growth across several key financial metrics against a challenging market backdrop

Strong results in a volatile environment

•   Results were particularly strong when viewed against the challenging environment for asset managers, which was characterized by volatile markets, and industry-wide net outflows of actively-managed client assets, which contributed to generally weak stockholder returns across the sector

Positive net client cash flows

•   Positive net client cash flows of $7.4 billion generated by active return-oriented products in an environment that favored passive products; our net client cash flows as a percentage of AUM were +1.2%, in contrast to our Peer Group average rate of net outflows of -3.8% during 2016

Relative Stock Performance

•   Long-term stock performance in line with Peer Group median over the past five years

•   Stock underperformed our Peer Group average in 2016

Absolute Stock Performance

•   Stockholder returns of -33% and +51% over the 3- and 5-year periods

•   Stock decline of -9% in 2016 against a challenging market backdrop, with a median stock price decline of -5% across publicly traded traditional and alternative asset managers

Performance Category: Key Financial and Operating Performance Metrics

The Compensation Committee’s Performance Assessment included a review of our key financial metrics on both a relative and absolute basis. The Committee noted our strong results, with several key financial and operating metrics increasing to the highest year-end levels in Company history, notwithstanding a challenging market environment.

•	Pro forma AUM of $727 billion

•	Adjusted EBITDA of $945.5 million

•	GAAP net income of $472.8 million

•	GAAP earnings per share (diluted) of $8.57 million
•	Aggregate revenue increased 4%

•	Economic net income of $703.6 million

•	Economic earnings per share of $12.84

The Committee also reviewed the compound annual growth rates of these financial metrics over the 3- and 5- year periods, which all remained strong. While most of our key financial and operating metrics reached the highest levels in Company history, our GAAP net income and GAAP earnings per share (diluted) declined compared to 2015. Together, these factors contributed to the Committee’s recognition of strong performance in this category.

Exhibit 5

AMG: Strong Performance Across Key Financial Metrics in 2016

AUM ($ billions)
Annual Growth Rates:
1 Year: 19%
3 Year: 11%
5 Year: 17%
$328
$537
$611
$727(1)
2011
2013
2015
2016

Aggregate Revenue ($ millions)(2)
Annual Growth Rates:
1 Year: 4%
3 Year: 3%
5 Year: 13%
$2,330
$3,907
$4,140
$4,296
2011
2013
2015
2016
GAAP Revenue
Equity Method Revenue

Adjusted EBITDA ($ millions)
Annual Growth Rates:
1 Year: 0%
3 Year: 5%
5 Year: 15%
$471
$820
$942
$946
2011
2013
2015
2016

GAAP Net Income ($ millions)
Annual Growth Rates:
1 Year: -7%
3 Year: 12%
5 Year: 25%
$153
$339
$509
$473
2011
2013
2015
2016

GAAP Earnings Per Share (diluted)
Annual Growth Rates:
1 Year: -7%
3 Year: 12%
5 Year: 24%
$2.88
$6.17
$9.17
$8.57
2011
2013
2015
2016

Economic Net Income ($ millions)
Annual Growth Rates:
1 Year: 2%
3 Year: 9%
5 Year: 15%
$345
$550
$687
$704
2011
2013
2015
2016

Economic Earnings Per Share
Annual Growth Rates:
1 Year: 3%
3 Year: 9%
5 Year: 15%
$6.51
$9.94
$12.47
$12.84
2011
2013
2015
2016

Additional information on non-GAAP financial performance measures, including reconciliations to the most directly comparable GAAP measure, can be found in our Annual Report on Form 10-K under “Supplemental Financial Performance Measures.”

Note: The above chart includes both GAAP financial measures as well as publicly reported adjusted financial measures of AMG and its peers. AMG’s 2016 AUM is pro forma for investments which have since closed or are accounted for on a lag basis. Peer EBITDA metrics are calculated using available company data and industry standard calculation methodologies.

Performance Category: Stockholder Value Creation

The Compensation Committee’s Performance Assessment included a review of our annual and long-term stock performance, on both a relative and absolute basis. The Committee noted our strong record of long-term stockholder value creation, with stock performance of +51% and +38% over the trailing 5- and 10-year periods, respectively, outpacing the increase of our Peer Group median over the trailing 5- and 10-year periods. Notwithstanding this strong long-term performance, the Committee also considered the -9% stock price decline in 2016 (versus the Peer Group average decline of -1%), which reflected the challenging market environment for the asset management industry that contributed to the decline in AMG’s stock price during the year, on both a relative and absolute basis.

Across the investment management industry, market declines impacted revenue from asset-based fees, and lower risk appetite resulted in net outflows of actively-managed client assets. Stockholder returns across the sector were generally weak, with a median stock price decline of -5% across publicly traded traditional and alternative asset managers.

Exhibit 6

Market Data as of March 31, 2017. Dotted line represents December 31, 2016.

Performance Category: Strategic Performance Criteria

The Performance Assessment included a review of the Company’s execution on certain strategic performance criteria, including product strategy, organic growth, Global Distribution, new Affiliate investments and capital management. The Compensation Committee noted the Company’s significant achievements in 2016, including meaningfully expanded capabilities across our Global Distribution platform, substantial capital deployed through accretive investments in new Affiliates, and strong execution of our capital management strategy. The Committee’s assessment recognized exceptional performance across the majority of areas in this category, as described further below.

Product Strategy: The Committee reviewed our execution and ongoing development of our active return-oriented product strategy, especially in the areas of global equity and alternative strategies, and recognized excellent performance in this category, including the following:

•	Successful implementation of a differentiated product strategy relative to our Peer Group, with approximately 70% of our AUM in global equity and alternative strategies, areas we believe to have outstanding secular growth prospects. The success of our strategic focus on attractive active return-oriented product areas is further evidenced by the exceptional organic growth we have generated over the trailing 3- and 5-year periods, including positive net client cash flows during 2016 against a backdrop of industry-wide active equity outflows

•

Continued excellent investment performance of our Affiliates’ active return-oriented products, against the challenging environment for asset managers in 2016, which was characterized by volatile markets

•

Strong progress made in Affiliates’ product development strategies, further enhanced by our strategy to make investments in new Affiliates, which brings additional investment strategies that broaden and enhance our overall existing product lineup

Organic Growth: The Committee reviewed our annual and long-term net client cash flows, on both an absolute basis and relative to our Peer Group, and recognized exceptional short- and long-term performance in this category, notwithstanding a challenging market environment during 2016:

•	Positive net client cash flows during the year; organic growth was strong, on both a relative and absolute basis, and was above the Peer Group average for the year

–	Across the investment management industry, market declines and lower risk appetite resulted in net outflows of actively-managed client assets

–

Against this backdrop, AMG generated strong gross sales during the year; our net client cash flows as a percentage of AUM were +1.2%, in contrast to AMG’s Peer Group average rate of net outflows of -3.8% during the year

•	Exceptional long-term organic growth with approximately $120 billion in aggregate net client cash flows since 2011

•	We are the 5th largest global manager of active return-oriented strategies and the 5th largest publicly traded global asset manager, as measured by total assets under management.

Exhibit 7

Note: U.S. publicly traded asset managers in chart include AB, AMP, BEN, BLK, CNS, EV, FII, IVZ, JNS, LM, TROW and WDR.

Note: Analysis based on publicly available data. U.S. publicly traded asset managers in charts include AB, AMP, BEN, BLK, CNS, EV, FII, IVZ, JNS, LM, TROW and WDR.

Global Distribution: The Committee reviewed our progress in expanding our global institutional and U.S. retail distribution platforms, and recognized strong performance in this category, including the following:

•

Ongoing momentum in our Global Distribution strategy, with investments in expanded capabilities resulting in the generation of significant new business as we, together with our Affiliates, continue to build relationships with the largest and most sophisticated clients around the world

•	Won client investment mandates in every coverage region of our global platform during the year

•	Ongoing focus on enhancing the breadth and depth of institutional coverage across global regions and retail coverage in the U.S.

•

Enhanced our Global Distribution platform, which supports the growth of our existing Affiliates and increases our attractiveness as a potential partner to new Affiliates—in turn increasing the scale, capacity and product diversification for our overall franchise

New Affiliate Investments: The Committee reviewed our new Affiliate investment activity, including the value and number of transactions completed, the overall volume of opportunities reviewed and the continued progress in relationship development with our core prospect universe, and recognized exceptional achievements in this performance category, including the following:

•	Completion of new investments in 2016 representing over $1.3 billion in aggregate transaction value

•

New Affiliates that provide significant strategic benefits and additional diversity to our business, including exposure to new innovative product areas, as well as enhancements in existing product areas, that further strengthen our strategic position in active return-oriented asset classes

•

Continued success in cultivating strong relationships with prospective new Affiliates, with extensive meetings and calls with prospects around the globe, effectively positioning us for substantial forward new Affiliate investment opportunities

•  Winton Capital Group Ltd.

A global investment manager that utilizes scientific methods to develop investment systems across a broad range of products from diversified multi-asset offerings to regional long-only equities

•  Capula Investment Management LLP

A global fixed income specialist managing absolute return, enhanced fixed income and tail risk strategies with a focus on developing innovative investment strategies that exhibit low correlation to traditional equity and fixed income markets

•  Baring Private Equity Asia

The largest dedicated Asian private equity firm, with an investment philosophy deeply rooted in the principles of capital preservation and diversified portfolio construction

•  Systematica Investments LP

An innovative technology-driven firm applying a quantitative and systematic approach to trading, recognized as one of the leading managed futures and systematic trading managers in the world

• Partner Fund Management, L.P. A fundamental research-oriented manager with global diversified long/short, global long and global healthcare strategies

Note: U.S. publicly traded asset managers in chart include AB, AMP, BEN, BLK, CNS, EV, FII, IVZ, JNS, LM, TROW and WDR. Quarterly Organic Growth from Net Flows: AMG vs. U.S. Publicly Traded Asset Managers Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Mar-16 Jun-16 Sep-16 Dec-16 1 Year 3 Year 5 Year AMG 2.2% 2.0% 2.8% 1.2% 2.8% 2.8% 2.1% 1.1% 1.3% 1.2% 0.8% 0.4% 0.9% 0.6% (0.9%) (1.2%) 0.8% 0.1% 0.9% (0.6%) 1.2% 1.6% 5.3% Company 1 0.2% (0.8%) 1.1% 2.7% 2.7% 3.4% 1.4% (0.4%) (0.3%) (0.7%) 2.3% 0.5% 2.3% 1.3% 1.5% 1.7% 0.7% 2.2% 1.4% 2.3% 7.2% 5.4% 6.6% Company 2 (0.7%) 0.1% (1.0%) 1.7% 1.1% 0.1% 0.8% 1.3% 0.3% 1.0% 1.0% 2.3% 1.5% (0.7%) 1.1% 1.5% 0.6% 0.1% 1.4% 2.1% 4.5% 4.3% 3.9% Company 3 1.3% (1.3%) 1.8% 0.0% 2.8% 0.2% 1.3% 0.7% (0.1%) (1.1%) 0.2% (0.1%) 0.2% 0.4% (0.8%) 0.5% (0.0%) 0.3% 2.5% 0.1% 3.0% 0.7% 1.9% Company 4 2.5% 0.8% 0.8% (0.7%) 0.6% (1.3%) (1.2%) 0.0% 1.3% (0.0%) 0.0% (0.7%) 0.3% (0.3%) (0.1%) 0.3% 0.7% (0.4%) (0.0%) (0.6%) (0.4%) 0.1% 0.3% Company 5 (1.0%) (2.7%) (1.4%) (0.8%) 1.7% (0.9%) (2.8%) (2.0%) (0.3%) (0.0%) (1.8%) (1.6%) (0.8%) (1.4%) (0.5%) 3.0% 2.7% 4.2% 3.8% 1.2% 12.7% 3.4% 0.2% Company 6 (2.5%) (2.0%) 1.7% 4.4% (1.4%) (3.4%) 0.3% 1.8% (3.1%) (4.9%) 0.6% 4.4% (2.4%) (1.6%) 0.3% 2.2% 1.9% (1.6%) (1.1%) 0.9% (0.0%) (1.6%) (1.3%) Company 7 (3.0%) (0.7%) (1.1%) 1.2% 0.6% 0.0% (1.1%) (2.3%) (1.0%) 1.8% 0.6% (0.3%) 1.3% 0.5% (0.5%) (0.5%) 0.5% 0.7% (3.1%) (0.0%) (2.1%) (0.1%) (1.4%) Company 8 (0.8%) (0.4%) 0.0% (1.2%) (0.3%) (1.3%) (0.2%) 1.5% 1.2% (1.2%) 1.9% (0.3%) (1.3%) 0.5% 0.0% (2.0%) (2.5%) 1.0% (3.5%) (1.5%) (6.9%) (2.7%) (2.3%) Company 9 (1.1%) (1.4%) (0.8%) (0.9%) (1.3%) (0.5%) (0.9%) 1.2% (0.8%) 0.9% (0.8%) 1.1% (1.2%) (0.4%) (1.5%) (0.1%) (1.6%) (1.0%) (0.9%) (0.4%) (3.9%) (2.2%) (2.8%) Company 10 0.8% 0.7% 0.4% 0.0% 2.3% 1.0% (0.3%) 0.0% (0.8%) 0.3% (0.0%) (0.4%) (0.6%) (1.3%) (3.3%) (2.7%) (3.2%) (2.6%) (3.0%) (3.1%) (11.6%) (6.6%) (4.0%) Company 11 (1.7%) (2.4%) (1.3%) (2.2%) (2.6%) (3.3%) (2.6%) (3.7%) (0.9%) (1.9%) (1.2%) 1.5% 1.0% 0.1% (0.7%) 0.1% 0.2% 0.2% (1.3%) (1.1%) (2.1%) (1.5%) (6.0%) Company 12 1.6% 0.4% 0.9% (0.2%) 2.2% 0.9% 1.4% 3.5% 3.7% 0.9% (2.2%) (5.0%) (2.9%) (0.9%) (3.4%) (4.7%) (6.0%) (10.3%) (5.7%) (5.2%) (24.3%) (12.8%) (9.2%) Co. Median (0.8%) (0.7%) 0.2% (0.1%) 0.8% (0.2%) (0.3%) 0.4% (0.3%) (0.0%) 0.1% (0.2%) (0.2%) (0.3%) (0.5%) 0.2% 0.3% 0.1% (1.0%) (0.2%) (1.2%) (0.8%) (1.3%) Co. 75th % 1.0% 0.1% 1.0% 1.3% 2.2% 0.4% 0.9% 1.4% 0.6% 0.9% 0.7% 1.2% 1.0% 0.4% 0.1% 1.6% 0.7% 0.8% 1.4% 0.9% 3.3% 1.4% 0.7% Greater than 0% Less than 0% Quarterly Organic Growth from Active Equity and Alternative Net Flows: AMG vs. U.S. Publicly Traded Asset Managers Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Mar-16 Jun-16 Sep-16 Dec-16 1 Year 3 Year 5 Year AMG 2.2% 2.0% 2.8% 1.2% 2.8% 2.8% 2.1% 1.1% 1.3% 1.2% 0.8% 0.4% 0.9% 0.6% (0.9%) (1.2%) 0.8% 0.1% 0.9% (0.6%) 1.2% 1.6% 5.3% Company 1 0.2% (0.0%) 0.1% (0.0%) (0.0%) 0.1% (0.2%) 0.2% 0.1% 0.4% 0.5% 0.2% 0.4% 0.2% 0.2% (0.0%) 0.6% 0.8% 0.5% (0.3%) 1.6% 1.1% 0.8% Company 2 2.5% 0.8% 0.8% (0.7%) 0.6% (1.3%) (1.2%) 0.0% 1.3% (0.0%) 0.0% (0.7%) 0.3% (0.3%) (0.1%) 0.3% 0.7% (0.4%) (0.0%) (0.6%) (0.4%) 0.1% 0.3% Company 3 0.0% (0.1%) (0.1%) (0.1%) 0.0% 0.1% 0.0% 0.4% 0.0% 0.0% 0.0% 0.1% 0.3% 0.1% 0.1% 0.1% (0.1%) (0.1%) (0.1%) (0.0%) (0.2%) 0.2% 0.2% Company 4 (0.1%) (0.5%) 0.1% (0.2%) 0.9% (0.2%) 0.5% 0.1% 0.2% (1.3%) 0.6% (0.2%) 0.5% 0.2% (0.3%) (0.0%) 0.0% (0.3%) 0.3% (0.6%) (0.6%) (0.3%) (0.1%) Company 5 (0.8%) (0.6%) (0.9%) (1.3%) (0.4%) (0.1%) (0.6%) (0.1%) 0.1% (0.3%) 0.2% (0.1%) (0.2%) (0.2%) 0.0% (0.7%) (0.8%) (0.7%) (0.4%) (0.6%) (2.7%) (1.3%) (1.9%) Company 6 (1.3%) (1.5%) 0.1% 0.1% 0.8% 0.2% (1.0%) (1.3%) (0.9%) (0.4%) (0.4%) (0.3%) (0.3%) (1.1%) (0.2%) (0.2%) 0.0% 0.2% 0.2% (0.1%) 0.3% (1.2%) (2.1%) Company 7 0.4% (0.1%) (0.1%) (0.8%) 0.4% (0.1%) 0.7% 0.8% 0.3% 0.1% (0.3%) (0.4%) (0.2%) (0.8%) (1.5%) (1.8%) (1.5%) (1.5%) (1.9%) (1.5%) (6.3%) (3.4%) (2.4%) Company 8 (3.4%) (1.9%) (3.3%) (2.1%) (0.3%) (0.5%) (0.3%) (0.1%) (0.1%) 0.1% 0.2% (0.4%) (0.1%) 1.8% 0.1% (0.1%) (0.1%) (0.6%) (2.7%) (0.2%) (3.7%) (0.7%) (3.1%) Company 9 (1.6%) (3.0%) (4.0%) (1.7%) 0.7% (1.5%) (2.5%) (1.7%) (0.6%) (0.8%) (2.1%) (2.6%) (1.3%) (1.6%) (0.8%) (0.5%) 1.8% 2.7% 1.8% 1.5% 8.4% (0.6%) (4.1%) Company 10 (2.5%) (3.0%) (2.0%) (2.7%) (2.7%) (3.4%) (2.6%) (4.0%) (1.4%) (2.1%) (1.4%) (0.5%) 0.2% (0.1%) (1.6%) (1.6%) (0.1%) (0.2%) (1.2%) (0.7%) (2.2%) (3.9%) (9.1%) Company 11 1.6% 0.4% 0.9% (0.2%) 2.2% 0.9% 1.4% 3.5% 3.7% 0.9% (2.2%) (5.0%) (2.9%) (0.9%) (3.4%) (4.7%) (6.0%) (10.3%) (5.7%) (5.2%) (24.3%) (12.8%) (9.2%) Co. Median (0.1%) (0.5%) (0.1%) (0.7%) 0.4% (0.1%) (0.3%) 0.0% 0.1% (0.0%) 0.0% (0.4%) (0.1%) (0.2%) (0.2%) (0.2%) (0.1%) (0.3%) (0.1%) (0.6%) (0.6%) (0.7%) (2.1%) Co. 75th % 0.3% (0.1%) 0.1% (0.1%) 0.8% 0.1% 0.3% 0.3% 0.3% 0.1% 0.2% (0.2%) 0.3% 0.1% 0.0% (0.0%) 0.3% 0.0% 0.2% (0.2%) 0.0% (0.1%) 0.1% Greater than 0% Less than 0% Note: U.S. publicly traded asset managers in chart include AB, BEN, BLK, CNS, EV, FII, IVZ, JNS, LM, TROW and WDR.

Capital Management: The Committee reviewed our capital management activity and recognized exceptional achievements in this performance category, including the following:

•

Announced initiation of $0.20 quarterly cash dividend per common share and the expansion of our share repurchase authorization, with $200 million of repurchases targeted for the first half of 2017, demonstrating our commitment to consistent return of capital to stockholders

•

Funded over $1.3 billion of new investments during 2016; further supported new investment funding through a $440 million equity issuance and a $150 million increase in borrowing capacity under our revolving credit facility

•	Enhanced standing with credit rating agencies, including placement on positive outlook by S&P Global Ratings

2016 Named Executive Officer Compensation Results

For 2016, the Compensation Committee set the size of the Incentive Pool at 6% of Adjusted Economic net income, resulting in an Incentive Pool of approximately $54.7 million. CEO Performance-Based Incentive Compensation was capped at a maximum payout equal to the lesser of $25 million or 40% of the Incentive Pool, which represented a cap of approximately $21.9 million to Mr. Healey. This amount also served as a cap on individual Performance-Based Incentive Compensation applicable to each of the named executive officers. The Performance Assessment—a weighted assessment of our financial performance, stock performance and strategic accomplishments for the year and over the long term, on both a relative and absolute basis—yielded results that established the final amount of each named executive officer’s Performance-Based Incentive Compensation. The Performance Assessment recognized the achievement of key strategic goals, including our strong financial performance, with record results in 2016 across key financial metrics and growth in our earnings against the backdrop of earnings declines across our Peer Group broadly; successful product strategy execution; strong relative and long-term organic growth; and significant new Affiliate investment activity, including a record level of capital deployment in a calendar year. While our long-term stock performance has been exceptional relative to both the S&P 500® and our Peer Group, the Committee also considered our stock price decline in 2016 on both an absolute basis and relative to our Peer Group, which reflected a challenging market environment. Further, the Committee noted that while most of our key financial and operating metrics reached the highest levels in Company history, our GAAP net income and GAAP earnings per share (diluted) declined compared to 2015.

The weighted Performance Assessment across the three performance categories resulted in a Performance-Based Incentive Compensation payout to Mr. Healey of $13.0 million, 60% of the maximum amount, reflecting the Committee’s recognition of the strong performance across each of the financial performance and strategic accomplishments categories, and impacted by the Company’s short-term stock performance and 2016 GAAP net income and GAAP earnings per share (diluted) results. Mr. Healey’s Performance-Based Incentive Compensation decreased by 7% from the prior year, consistent with our compensation program philosophy of aligning pay with performance. Of Mr. Healey’s 2016 Total Direct Compensation, 95% was Performance-Based Incentive Compensation, comprising a cash bonus (28% of Performance-Based Incentive Compensation), with the remainder awarded in the form of long-term equity grants, thereby closely aligning executive compensation with long-term stockholder interests. Mr. Healey’s base salary has remained unchanged at $750,000 for more than a decade.

Of the $13.0 million of Performance-Based Incentive Compensation awarded to Mr. Healey for 2016 performance, the Committee allocated 28% as a cash bonus and 72% in the form of long-term deferred equity awards vesting over multiple years, consistent with the targets established by the Compensation Committee. As in several prior years, the Committee targeted a proportion of long-term deferred equity awards that would be meaningfully higher than the Peer Group average, thereby aligning Mr. Healey’s interests more closely with our stockholders, as compared to the CEO and stockholders of the average Peer Group company. Of the long-term deferred equity awards, 35% was in the form of 2016 Long-Term Growth Achievement Awards and the remainder was in the form of Long-Term Deferred Equity Awards, consistent with the Committee’s targeted allocation.

In the case of Mr. Dalton, President and Chief Operating Officer, and Mr. Horgen, Chief Financial Officer and Treasurer, the Compensation Committee determined a Performance-Based Incentive Compensation payment of $7.8 million for the former and $6.1 million for the latter. As compared to the prior year, the Performance-Based Incentive Compensation of Mr. Dalton and Mr. Horgen declined 7% and 6% for 2016, respectively, consistent with our compensation program philosophy of aligning pay with performance.

Consistent with the targets established by the Compensation Committee, of Mr. Dalton’s 2016 Total Direct Compensation, 94% was Performance-Based Incentive Compensation, comprising a cash bonus representing 28% of Performance-Based Incentive Compensation, with the remainder awarded in the form of long-term equity grants. Mr. Dalton’s base salary remained unchanged at $500,000. Of the $7.8 million of Performance-Based Incentive Compensation awarded to Mr. Dalton, the Committee allocated 72% in the form of long-term deferred equity awards vesting over multiple years. Of the long-term deferred equity awards, 35% was in the form of 2016 Long-Term Growth Achievement Awards and the remainder was in the form of Long-Term Deferred Equity Awards, consistent with the Committee’s targeted allocation.

Consistent with the targets established by the Compensation Committee, of Mr. Horgen’s 2016 Total Direct Compensation, 92% was Performance-Based Incentive Compensation, comprising a cash bonus representing 31% of Performance-Based Incentive Compensation, with the remainder awarded in the form of long-term equity grants. Mr. Horgen’s base salary remained unchanged at $500,000. Of the $6.1 million of Performance-Based Incentive Compensation awarded to Mr. Horgen, the Committee allocated 69% in the form of long-term deferred equity awards vesting over multiple years. Of the long-term deferred equity awards, 36% was in the form of 2016 Long-Term Growth Achievement Awards and the remainder was in the form of Long-Term Deferred Equity Awards, consistent with the Committee’s targeted allocation.

The following table summarizes and compares total Performance-Based Incentive Compensation awarded for performance year 2016 for all of our named executive officers:

		2016 Performance-Based Incentive Compensation
Name	Salary ($)	Cash Bonus ($)	Long-Term Deferred Equity Awards ($)	2016 Long-Term Growth Achievement Awards ($)	Total 2016 Performance Based Compensation ($)	Change in Performance- Based Compensation	Total 2015 Performance- Based Compensation ($)
Sean M. Healey	750,000	3,700,000	6,060,000	3,275,000	13,035,000	(7)%	14,000,000
Nathaniel Dalton	500,000	2,210,000	3,615,000	1,950,000	7,775,000	(7)%	8,350,000
Jay C. Horgen	500,000	1,900,000	2,700,000	1,500,000	6,100,000	(6)%	6,490,000
David M. Billings	400,000	1,300,000	515,000	285,000	2,100,000	(9)%	2,300,000

The Performance-Based Incentive Compensation amounts provided to the named executive officers for the 2016 fiscal year set forth in the above table differ from the amounts disclosed in the Summary Compensation Table. Equity awards granted in recognition of performance in 2016 were granted in January 2017, and do not appear in the Summary Compensation Table, as SEC rules governing the reporting of equity compensation in the Summary Compensation Table require equity awards to be reported in the year of grant, even when the awards are intended to compensate executives for performance in a prior year. The equity awards granted in January 2017 are included as part of total 2016 Performance-Based Incentive Compensation in the above table to better demonstrate how we evaluate and compensate our named executive officers. Similarly, equity awards granted in recognition of performance in 2015 were granted in February 2016 and appear in the Summary Compensation Table for 2016, in accordance with these reporting rules.

The decrease in Mr. Healey’s total 2016 compensation relative to the prior year was consistent with our compensation program philosophy of aligning pay with performance. The following table reflects compensation alignment with our stock price decline for the year, despite exceptional long-term stock performance and strong financial results, including an increase in Economic earnings per share over the prior year to the highest level in Company history and a compound annual growth rate in Economic earnings per share of 15% since 2011, as shown in Exhibit 8.

Exhibit 8

Note: Stock price performance and CAGRs calculated beginning on 12/31/2011. AMG 2016 CEO Compensation includes long-term equity earned for performance during 2016; see the “Executive Compensation Tables” section of this Proxy Statement for information regarding differences from the Summary Compensation Table.

Each of the key elements of named executive officer compensation for 2016 is summarized below:

Exhibit 9

Elements of Named Executive Officer Compensation
Element	Description	2016 Award Determinations
Base Salary	• Expected to be small portion of overall compensation	• Base salary was 7% of total named executive officer compensation, and only 5% of Mr. Healey’s Total Direct Compensation • Mr. Healey’s base salary has remained unchanged for more than ten years
Variable Performance-Based Incentive Compensation	• All compensation other than base salary is funded out of the Incentive Pool, set as a percentage of Adjusted Economic net income

• Total Performance-Based Incentive Compensation payout to Mr. Healey of $13.0 million, as compared to a maximum payout of approximately $21.9 million

• 95% of Mr. Healey’s Total Direct Compensation; 94% and 92% of the Total Direct Compensation of Mr. Dalton and Mr. Horgen, respectively

Cash Bonus Awards	• Significantly smaller portion of variable performance-based compensation than equity awards	• 28% of Mr. Healey’s Performance-Based Incentive Compensation; 28% and 31% of the Performance-Based Incentive Compensation of Mr. Dalton and Mr. Horgen, respectively
Long-Term Deferred Equity Awards	• Restricted stock unit awards vesting ratably over four years

• Long-term vesting in four equal, annual installments from 2018 through 2021

• 47% of Mr. Healey’s Performance-Based Incentive Compensation; 47% and 44% of the Performance-Based Incentive Compensation of Mr. Dalton and Mr. Horgen, respectively

2016 Long-Term Growth Achievement Awards

• Restricted stock unit awards with delivery tied to achievement of rigorous pre-established financial performance targets measuring sustained growth over multiple-year periods

• Awards cliff vest at the end of three years, but are only delivered if earnings growth targets are achieved in forward three-, four- and five-year performance periods

• If earnings growth meets or exceeds a primary target of 25%, from a base level of $11.85 per share in an initial forward three-year performance period, awards are delivered in full

• If earnings growth meets a secondary target of 15% in the initial performance period, 75% of the initial award will be delivered, plus a ratable portion of the remainder if growth in such performance period is between the primary and secondary growth targets, up to a maximum of 100% of the initial award

• In the four- and five-year performance periods, the growth targets increase by 2.5% if targets are not met in the prior period, adding further rigor to the growth targets over the subsequent performance periods

• If earnings growth is less than the secondary target, but meets or exceeds the Peer Group median, in a given performance period, 50% of the initial award will be delivered, up to a cap of 100% of the initial award

• 25% of Mr. Healey’s Performance-Based Incentive Compensation; 25% of Performance-Based Incentive Compensation of both Mr. Dalton and Mr. Horgen

Other Compensation	• Medical, dental, life and disability insurance; 401(k) contributions; other modest perquisites	• Less than 1% of total named executive officer compensation

The relative mix of Mr. Healey’s 2016 Total Direct Compensation, comprising salary and Performance-Based Incentive Compensation, is summarized in the following charts, along with a comparison of the proportion of Performance-Based Incentive Compensation awarded as long-term deferred equity relative to our Peer Group:

Exhibit 10

CEO Total Direct Compensation

CEO Performance-Based Incentive Compensation

Base Pay
5%
CEO Performance-Based Incentive Compensation
95%
72% of Performance-Based Incentive Compensation Deferred through Equity
2015 Long-Term Growth Achievement Award
25%
Cash Bonus
28%
Long-Term Deferred Equity Award
47%

AMG Deferred Equity Compensation as % of Incentive Compensation vs. Peers

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
AMG
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer Average

Note: Peer company data based on compensation as reported in Summary Compensation Table in most recently filed proxy statement/10-K, excluding one peer company that did not grant incentive compensation for 2016. AMG calculation includes long-term equity earned for performance during 2016 that was granted in January 2017.

The Compensation Committee believes that 2016 Performance-Based Incentive Compensation appropriately rewarded our executives for exceptional financial performance and strategic accomplishments,

while recognizing our negative stock performance for the year against the backdrop of a challenging market environment for the asset management industry. The awards closely aligned management incentives with long-term stockholder interests, provided a basis to retain and motivate our senior executives, and reflected market compensation levels for executives at companies within our Peer Group. The Performance-Based Incentive Compensation awarded in 2016 reflects our commitment to align pay with performance, with the significant majority of compensation in the form of deferred equity-based awards—approximately one-third of which was in the form of a performance-based stock award with delivery tied to earnings growth measured on a relative and absolute basis—and only a small portion of total compensation in cash.

Elements of Executive Compensation

The compensation for our named executive officers comprises the following elements, designed to further the Compensation Committee’s core objectives.

Base Salary: In determining base salary levels for our named executive officers, the Compensation Committee takes into account the executive’s scope of responsibility, performance and salary history, as well as consistency within our salary structure. In addition, the Committee annually reviews the base salaries paid to executive officers of other public companies in our Peer Group. Because the Committee believes that Performance-Based Incentive Compensation—including both cash compensation as well as equity-based compensation—should constitute the substantial majority of compensation paid to our named executive officers, we target the level of base salary at the median for comparable positions in our Peer Group. In total, base salaries and other fixed compensation for the named executive officers typically represent less than 10% of their total compensation and less than 5% for our Chairman and Chief Executive Officer. Base salary levels for our Chairman and Chief Executive Officer and for our President and Chief Operating Officer have remained unchanged for over a decade.

Performance-Based Incentive Compensation: The Compensation Committee typically grants both equity and cash awards as part of the overall performance-based award package for each executive officer. The Committee believes that deferred compensation in the form of equity-based awards provides long-term incentives that further the objectives of increasing stockholder value and retaining our senior management team. Given the Committee’s objective of aligning compensation with increases in stockholder value, the Committee generally intends that the substantial majority of total compensation be equity-based, and grants of equity-based interests are therefore generally a larger portion of the variable Performance-Based Incentive Compensation than cash bonuses. Furthermore, since the Committee believes the tenure and continuity of management is a strategic imperative to creating stockholder value over the long term, in granting equity awards the Committee ensures that awards have a long-term focus, vest over multiple years and, for a meaningful proportion of total compensation, are also subject to additional pre-established, measurable performance targets.

Performance-Based Incentive Compensation is awarded based on the results of the Compensation Committee’s Performance Assessment (which weights key aspects of our short- and longer-term historical performance, and considers the individual executive officer’s contributions to that performance), as well as the expected contribution of the executive officer to our future performance. The Committee considers the relative mix of equity-based compensation awards against the performance-based cash compensation awarded to each executive officer in any particular year. The Committee further considers each executive’s existing equity ownership, including the relative size and structure of historical grants and the portions of awards that are not yet vested. In addition, the Committee considers the performance, incentive and equity-based compensation levels of the Company and our individual named executive officers relative to our Peer Group, as well as the comparative levels of equity ownership of individual officers at such companies.

The Compensation Committee uses the Incentive Pool to govern the awarding of all Performance-Based Incentive Compensation, which includes all compensation other than base salaries and any perquisites, and is established as a percentage of Adjusted Economic net income (calculated on a pre-tax, pre-compensation basis). Economic net income and Economic earnings per share are used by our management and Board of Directors as our principal financial performance benchmarks, including as measures for aligning executive compensation with stockholder value. As compared to GAAP net income and GAAP earnings per share (diluted), Economic net income and Economic earnings per share primarily adjust for non-cash items resulting from our acquisition of interests in new or existing Affiliates. Economic net income and Economic earnings per share also allow for greater comparability to our Peer Group because the majority of the companies in our Peers Group do not acquire interests in new or existing Affiliates as frequently as we do. See pages 32 through 34 of our 2016 Annual Report on Form 10-K, under “Supplemental Financial Performance Measures,” for further detail on the usage and calculation of Economic net income and Economic earnings per share, including a reconciliation to the most directly comparable GAAP measure.

Other Elements of Compensation: We provide a 401(k) Profit Sharing Plan for all employees and generally contribute a percentage of compensation to such plans. We also provide other benefits such as medical, dental and life insurance and disability coverage to all eligible employees.

Perquisites: Our perquisite compensation is in the lowest quartile of our Peer Group, as we use only certain perquisite tools deemed appropriate by the Committee to meet the objectives of retaining key members of senior management and optimizing the use of their time and services to the Company. We do not provide tax reimbursements for any perquisite.

Market and Industry Comparison

Our Compensation Committee believes that in order to retain key management team members that have a proven long-term track record of success, total compensation must be competitive relative to the market for the services of our named executive officers. The Compensation Committee used data derived from our Peer Group as one of a number of analytical tools and reference points to inform its decisions about overall compensation, compensation elements, optimum pay mix and the relative competitive landscape. The Committee places great value on the exceptional caliber of our named executive officers, as well as the strategic benefits accrued from a stable long-tenured senior management team that has led the Company since our IPO—which is reflected in the Company’s outstanding long-term performance, on both an absolute basis as well as relative to our Peer Group, and market indices. Mr. Healey is a widely recognized leader in the asset management industry whose vision and leadership have built AMG over a 20-year period from an early-stage company into one of the largest asset management businesses in the industry, and attracted a world-class group of senior executives in the process. Retention of Mr. Healey and the other senior executive officers in a highly competitive market for executive talent, across both publicly traded peers as well as a wide array of privately held investment management firms, is therefore a key priority.

The Compensation Committee continuously reviews our Peer Group in order to ensure its ongoing relevance. In determining the Company’s Peer Group on an annual basis, the Compensation Committee considers both industry and company-specific dynamics to identify the peers with which we compete for client assets, stockholders and talent. As a result, the Committee focuses on peers within the asset management industry, as well as financial services companies with significant asset management components to their businesses and does not, for example, include retail or investment banks, brokerage or custodian firms, or insurance companies. The Committee also evaluates the Peer Group to ensure that it reflects the Company’s growth, overall changes in the asset management industry, and the business models, size and scope of our competitors. The Company has grown significantly in recent years and is now one of the largest publicly traded asset management companies globally, as measured by market capitalization. Given the strong execution of our growth strategy, we are the 5th largest global manager of active return-oriented strategies and the 5th largest publicly traded global asset manager, as measured by total assets under management.

Similar to prior years, the Compensation Committee reviewed our Peer Group for 2016 compensation comparisons, applying the following principles as a guide.

Exhibit 11

Guiding Principles for AMG Peer Selection
Consider Industry

Identify companies with a similar business model/philosophy

•  Begin with direct peers within the mono-line asset management industry; once mono-line asset manager peers are identified, select those that are most comparable

•  Extend search beyond mono-line asset managers to identify peers with operationally similar business models (i.e., financial services companies with a significant asset management component to their business)

Consider Size and Scope

Ensure companies are similar in geography and financial scale

•  Select large-cap asset managers within the S&P 500®, as well as a select number of S&P 400® companies

•  Evaluate peers for comparability, primarily considering assets under management and revenue as the most relevant metrics

•  Select asset managers with global scale and international operations

These guiding principles reflect the Compensation Committee’s focus on maintaining a Peer Group that remains relevant throughout the various stages of our growth and expansion, and that reflects current developments in the businesses of our peers. The Committee believes that success in the asset management industry, in particular, relies heavily on human talent, given the service-oriented and fee-based business model, as well as the modest capital requirements of asset management companies. This is in contrast to other financial services companies, such as banks, insurance, specialty finance, brokerage and custodian firms, and financial information technology companies, which also rely on balance sheet capital, scale of operations and physical infrastructure to drive revenue and profitability. Thus, the size of the businesses competing with us for human talent, as measured by assets or revenues, does not always correspond to their profitability. Further, the Committee recognizes that certain firms within the industries that we compete with for executive talent, such as private equity firms and certain asset managers, use compensation models that are distinct from other businesses when comparing pay as a factor of assets or financial results. As a result, in reviewing the Peer Group, the Compensation Committee does not specifically exclude direct competitors based on size alone.

Further, we believe that certain of our reported financial performance metrics understate the scale of our business. For example, while we account for a majority of our Affiliates on a consolidated basis of accounting, a growing number of our Affiliates are accounted for on an equity method basis, including all of our 2016 investments in new Affiliates. As a result, equity method Affiliates represent a growing proportion of GAAP net income (controlling interest), as compared to our consolidated Affiliates which represent a decreasing proportion of GAAP net income (controlling interest). Whether we account for an Affiliate on a consolidated or equity method basis of accounting, we generally maintain the same partnership approach and provide support and assistance in substantially the same manner, and our operating model is generally the same. Furthermore, our Affiliates are impacted by similar marketplace factors and operational trends, which may not be observable when analyzing the financial results of consolidated and equity method Affiliates separately. Therefore, we believe our aggregate operating measures, including assets under management and Aggregate revenue, which incorporate the assets under management and revenues of all of our Affiliates regardless of the accounting treatment, have become increasingly important in providing management and investors with a more comprehensive view of the operating performance and material trends across our entire business. As explained in our 2016 Annual Report on Form 10-K, Aggregate revenue is calculated by combining the revenue of our consolidated Affiliates with Equity method revenue. The Compensation Committee believes that, while some constituents look to revenue as determined under generally accepted accounting principles when comparing peer companies, in contrast to the companies within our Peer Group, our GAAP revenue — which represented 51% of Aggregate revenue in 2016 — has inherent limitations in providing a full picture of the revenue-generating power of our business, and our Aggregate revenue is the more appropriate measure for peer comparisons.

In addition, the Compensation Committee recognizes that the companies within our Peer Group vary by business strategy (including those with substantial passive investment businesses versus actively-managed investment strategies), product concentration (fixed income/money market products versus equity and/or alternative products), overall profitability and stockholder returns. The nature of the roles of executives also varies by firm. For example, our senior management team has developed a differentiated skill set and reputation to match our unique business model of pursuing long-term partnerships with outstanding boutique asset management firms. Therefore, while the Committee takes Peer Group comparisons into account, it also forms its own perspective on appropriate compensation levels, considering additional subjective factors.

The following Exhibit lists the companies in our Peer Group, which the Compensation Committee reviewed in determining 2016 compensation for our named executive officers. We believe this Peer Group, which is unchanged from the group used for determining 2015 compensation, is consistent with our guiding principles, and includes companies that we compete with for client assets, executive talent and capital providers, including stockholders. This list indicates the other companies in our Peer Group that are also S&P 500® companies, which was one of the factors considered by the Compensation Committee in determining our Peer Group. The following Exhibit also lists the revenue of the companies in our Peer Group, along with our Aggregate revenue for the reasons discussed above. Another factor considered by the Committee, which is commonly referenced in peer group analyses, is the Global Industry Classification Standard, or GICS, code. Within the GICS code applicable to asset management firms (which also includes other businesses in the financial services industry), there are approximately 30 U.S.-based asset management companies, from which our Compensation Committee has selected the nine companies that it believes are the most comparable based on the principles previously described.

Exhibit 12

(1)	Market value represents diluted market capitalization per FactSet as of March 31, 2017; AB market value is derived by using market value per FactSet and adjusting for ownership structure.
(2)	AUM is as of December 31, 2016. AMG’s AUM is pro forma for investments which have since closed or are accounted for on a lag basis.
(3)

AMG Revenue is Aggregate revenue as reported in our Form 10-K for the year ended December 31, 2016. Aggregate revenue is an operating measure that combines the revenue of our consolidated Affiliates with Equity method revenue, and is used by management to evaluate operational trends across all Affiliates, regardless of accounting treatment.

Compensation Governance Practices

Our Board of Directors is committed to maintaining responsible compensation practices, and believes that rewards for our senior leaders should be commensurate with the results they achieve for our stockholders. Our strong governance procedures and practices with respect to employment and compensation include the following:

•	No employment agreements with our named executive officers

•	No change in control agreements with our executives

•

The substantial majority of overall compensation is in the form of variable performance-based incentive awards, with base salary and other fixed compensation generally expected to form only a small portion of total compensation

•

Total Performance-Based Incentive Compensation of each named executive officer, including our Chairman and Chief Executive Officer, is subject to an annual maximum payout equal to the lesser of a fixed dollar amount or a percentage of the Incentive Pool

•

The significant majority of total annual compensation is in the form of variable performance-based incentive awards, and is determined based on an assessment of Company performance on both a relative and absolute basis

•	No tax reimbursements or gross-ups for any perquisites

•	An insider trading policy that prohibits hedging of Company securities

•	No pledging of Company securities by directors or officers

•	No option re-pricing or buy-outs of underwater stock options

•	No payment of dividends on equity awards before vesting; accrued dividends are only delivered following vesting and satisfaction of any performance conditions

•	Equity ownership guidelines for our named executive officers and directors requiring long-term ownership of equity totaling a multiple of base salary or directors’ fees

•	A thorough risk assessment process, as described under “Risk Considerations in our Compensation Program” below

•	Double-trigger vesting upon change in control for all awards granted after January 1, 2013

•	Mitigation of the potential dilutive impact of equity awards through share repurchases

•	A clawback policy that allows, under certain circumstances, for the recoupment of performance-based compensation from executive officers

Our Compensation Committee

The Compensation Committee oversees our general compensation policies, establishes and reviews the compensation plans and benefit programs applicable to our named executive officers, and administers our stock option and equity incentive plans.

The Compensation Committee currently consists of Messrs. Byrne, Ryan and Zeitlin, with Mr. Zeitlin serving as the Chair. The members of the Committee have significant experience in compensation matters from their service as directors, executive officers and/or advisors to various public and private companies, and the Committee members collectively have extensive experience with the Company and its compensation matters. The Committee’s agenda and meeting calendar are determined by the Committee, with input as appropriate from Mr. Healey, who attends meetings at the request of the Committee. In his capacity as Chairman and Chief Executive Officer, Mr. Healey participates in discussions with the Committee concerning the compensation of other members of executive management and the design of long-term and equity incentive plans, but does not participate in discussions regarding his own performance goals, contributions or compensation, which occur in executive sessions of the Committee and in meetings of the Committee with our independent compensation consultant. The Committee also invites Mr. Billings, General Counsel and Secretary, to attend certain meetings to discuss the design, implementation and administration of long-term incentive, equity incentive and compensation plans. The Committee has the sole authority to approve the compensation of our named executive officers and the performance goals related to such plans and programs.

The Compensation Committee regularly meets without management team members present. The Chair from time to time requests that all other independent directors meet with the Committee in executive sessions and otherwise regularly provides reports to the Board of Directors on compensation considerations. The Committee’s independent compensation consultant participates in conference calls and meetings without management present at key points throughout the year, including meetings with the Chair of the Committee.

Compensation Consultant

In 2016, the Compensation Committee again engaged an independent outside executive compensation consulting firm, Thomas E. Shea & Associates, LLC, to assist the Committee with compensation matters, including providing Peer Group benchmarking information and an independent analysis of how our executive and director compensation policies and practices compared to the companies in our Peer Group. In addition to a review of cash and equity compensation and perquisite arrangements across the industry, the analysis provided by Shea & Associates also considered financial metrics for our Peer Group, including market capitalization, assets under management, various measures of profitability, and stock price performance. In order to prepare its analysis for the Committee, Shea & Associates consulted with our management team throughout the year.

Shea & Associates, which provides no other services to us, reported its findings directly to the Compensation Committee. A representative of Shea & Associates met with Committee members at key points throughout the year to update the Committee on the status of compensation surveys and make recommendations regarding executive officer and director compensation program and levels.

The independence of Shea & Associates has been evaluated in accordance with SEC rules, and it has been determined that its work does not raise any conflict of interest.

Severance and Potential Change in Control Compensation and Benefits

We do not have employment or individual change in control agreements with our named executive officers or directors, and possible changes in control are addressed through the acceleration of vesting of equity in specific circumstances.

Upon a change in control, outstanding equity awards vesting pursuant to our incentive plans would be accelerated for our named executive officers, as well as for our employees. In order for awards issued after January 1, 2013 to accelerate upon a change in control, there must also be a termination of employment without cause or for good reason (i.e., a “double-trigger”).

In the event of a change in control (assuming that, where applicable, the double-trigger has been met), as of 2016 year-end, awards held by our named executive officers would have accelerated as set forth below. The market value amounts in the table have been calculated using a share price of $145.30, which was the closing price of our common stock as of the last business day of 2016. No amount would have been payable as of 2016 year-end with respect to the 2013 Long-Term Performance Equity Awards or the 2015 Long-Term Performance Equity Awards because such awards would continue to be subject to multiple performance-based vesting conditions.

Named Executive Officer	Accelerated Distribution under Executive Incentive Plan and 2013 Stock Plan (# Shares)/Market Value
Sean M. Healey	156,551/$19,230,455
Nathaniel Dalton	93,879/$11,515,752
Jay C. Horgen	76,563/$10,471,626
Andrew Dyson	33,311/$4,187,110
David M. Billings	7,284/$1,058,365

Each named executive officer is prohibited from competing with the Company or working for a competing business, and from soliciting certain of our employees, for two years following such officer’s separation from the Company. Furthermore, each named executive officer is prohibited, for one year following such officer’s separation from the Company, from soliciting persons or entities that were clients at the time of or in the two years immediately prior to his separation, or that were prospective clients in the year immediately prior to his separation.

Risk Considerations in our Compensation Program

The Compensation Committee has discussed the concept of risk as it relates to our compensation program with our management team and with Shea & Associates. The Compensation Committee does not believe the goals or the underlying philosophy of our compensation program encourage excessive or inappropriate risk-taking, or create risks that are reasonably likely to have a material adverse effect on the Company.

Throughout our compensation program, compensation is aligned with increases in stockholder value and long-term stockholder interests and, therefore, our compensation arrangements do not encourage inappropriate risk-taking. The named executive officers’ salaries are fixed in amount and typically account for less than 10% of their total compensation and less than 5% for our Chairman and Chief Executive Officer. For 2016, all other compensation (other than base salaries and perquisites) for named executive officers was determined using a performance-based incentive pool structure linked to specific financial performance metrics, and the total Performance-Based Incentive Compensation of each named executive officer, including our Chairman and Chief Executive Officer, was subject to a maximum payout equal to the lesser of $25 million or 40% of the Incentive Pool. Further, a substantial portion of compensation is in the form of long-term equity awards, a meaningful portion of which is subject to specific pre-established performance targets, which further aligns executives’ interests with those of our stockholders. These awards do not encourage excessive or inappropriate risk-taking given that the value of the awards is tied to our performance, and the awards are subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term performance. In addition, to further ensure the alignment of compensation with long-term performance, we have had a clawback policy in place for several years, which allows for the recoupment of performance-based compensation from executive officers in the event of a material restatement of our financial results due to a material error within three years of the original reporting. In the event of such occurrence, the Board of Directors will review the facts and circumstances that led to the restatement and will take such actions as it deems necessary and appropriate (such as the possible recoupment of incentive compensation of an executive officer).

Equity Ownership Guidelines

We believe that equity ownership guidelines further align the interests of named executive officers and directors with those of our stockholders. The enhanced guidelines provide that an executive officer or director should own equity in the amount of: ten times annual base salary (in the case of our Chairman and Chief Executive Officer); seven times annual base salary (in the case of the other named executive officers); or five times base annual fees for service (in the case of directors). These ownership guidelines are to be met within five years from the later of the applicable implementation of the guidelines or becoming an executive officer or director of the Company. All named executive officers and directors currently satisfy these equity ownership guidelines.

Equity Grant Policy

We grant all equity awards, including stock options, under the terms of an equity grant policy. Generally, we grant equity awards to our named executive officers at regularly scheduled meetings of the Compensation Committee in January or February, and to directors at regularly scheduled meetings of the Compensation Committee in January or February and in July or August. If the date of a Committee meeting at which equity awards are approved falls within a regularly scheduled quarterly blackout period under our insider trading policy, the awards will not become effective and are not priced until the closing of the last day of the blackout period following the public release of our earnings results for the prior quarter and/or year, as applicable. In all other cases, the effective grant date of any equity awards will be the date of the relevant Committee meeting or written consent.

We do not have any program, plan or practice to time equity awards to employees or directors in coordination with the release of material non-public information. If the Compensation Committee is in possession of material non-public information, either favorable or unfavorable, when equity awards are made, the Compensation Committee will not take this information into consideration when determining award amounts.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (“Section 162(m)”), generally disallows a tax deduction for compensation in excess of $1 million paid to any “covered employee” of a publicly held corporation (generally the corporation’s chief executive officer and its next three most highly compensated executive officers, excluding the chief financial officer, in the year that the compensation is paid) unless such compensation qualifies as performance-based compensation. The Executive Incentive Plan and the 2013 Stock Incentive Stock Award Plan (the “2013 Stock Plan”) were both designed to permit performance-based compensation to be paid to such covered employees. In implementing our compensation program for the 2016 fiscal year, we considered, among other things, the Executive Incentive Plan and the 2013 Stock Plan and the opportunities they afford to provide awards that are intended to meet the performance-based compensation exception under Section 162(m), as described above.

The Compensation Committee considers the availability of a tax deduction as one of many factors considered in designing a compensation program that is intended to attract and retain executive talent and to reward our named executive officers for their contributions to the success of the Company, which the Committee believes is necessary for our success. As such, the Committee may grant awards that do not qualify for an exemption from the deduction limitations under Section 162(m) or that may otherwise be limited as to tax deductibility.

Separately from determining the Incentive Pool used to determine Performance-Based Incentive Compensation discussed above, the Compensation Committee establishes the method for calculating a Section 162(m) compliant aggregate cap for annual incentive awards to each of our named executive officers pursuant to the relevant incentive plans. The aggregate cap, as well as each named executive officer’s maximum allocable portion of the overall aggregate cap, is calculated each year in accordance with the requirements of Section 162(m). Neither of these caps, however, serves as the basis for the Compensation Committee’s compensation decisions for our named executive officers; instead, these caps serve to establish a ceiling on the amount of annual incentive awards that the Committee can award to the named executive officers on a tax-deductible basis.

Compensation Committee Report

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with our management team. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement.

JIDE J. ZEITLIN, Chair

SAMUEL T. BYRNE

PATRICK T. RYAN

Executive Compensation Tables

The following tables provide information regarding the compensation arrangements for the years indicated with respect to the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers during the fiscal year ended December 31, 2016 (collectively, the “named executive officers”).

Equity awards granted in January 2017 in recognition of performance during fiscal year 2016 do not appear in the following Summary Compensation Table or the Grants of Plan-Based Awards table because SEC rules require equity awards to be reported in these tables in the year of grant, even where the awards are intended to compensate executives for performance in a prior year. We have created a supplemental table that reports equity awards in the year in which they are earned, to better demonstrate how we evaluate and compensate our named executive officers. For information on the equity awards granted in January 2017 in recognition of 2016 performance, please refer to the Supplemental Table—Compensation Earned in Fiscal 2016 below, and the related discussion in the Compensation Discussion and Analysis. Mr. Dyson resigned from his position at the Company effective December 31, 2016, and therefore does not appear in the Supplemental Table—Compensation Earned in Fiscal 2016, and is not discussed in the Compensation Discussion and Analysis.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)		Stock Option Awards($)		All Other Compensation ($)(2)	Total ($)
Sean M. Healey	2016	750,000	3,700,000	6,575,000	(3)	3,575,000	(4)	132,572	14,732,572
Chairman and Chief Executive Officer	2015	750,000	3,850,000	12,750,000	(5)	—		156,689	17,506,689
	2014	750,000	4,450,000	—		—		169,597	5,369,597
Nathaniel Dalton	2016	500,000	2,210,000	3,950,000	(3)	2,100,000	(4)	31,054	8,791,054
President and Chief Operating Officer	2015	500,000	2,300,000	7,600,000	(5)	—		49,631	10,449,631
	2014	500,000	2,650,000	—		—		60,170	3,210,170
Jay C. Horgen	2016	500,000	1,900,000	2,940,000	(3)	1,600,000	(4)	41,845	6,981,845
Chief Financial Officer and Treasurer	2015	500,000	1,950,000	5,750,000	(5)	—		62,356	8,262,356
	2014	500,000	2,250,000	—		—		74,604	2,824,604
Andrew Dyson(6)	2016	357,765	—	1,445,000	(3)	780,000	(4)	34,395	2,617,160
Head of Global Distribution	2015	403,550	1,538,230	2,750,000	(5)	—		39,346	4,731,126
	2014	406,957	1,793,413	—		—		39,767	2,240,137
David M. Billings	2016	400,000	1,300,000	585,000	(3)	315,000	(4)	31,054	2,631,054
General Counsel and Secretary(7)	2015	400,000	1,400,000	500,000	(5)	—		31,294	2,331,294
	2014	201,538	1,271,000	500,000		—		22,551	1,995,089

Supplemental Table—Compensation Earned in Fiscal 2016

Name	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Long-Term Deferred Equity Awards ($)(8)	Long-Term Growth Achievement Awards ($)(9)	All Other Compensation ($)(2)	Total 2016 Compensation Earned ($)	Change	Total 2015 Compensation Earned ($)
Sean M. Healey	750,000	3,700,000	6,060,000	3,275,000	132,572	13,917,572	(7)%	14,906,689
Nathaniel Dalton	500,000	2,210,000	3,615,000	1,950,000	31,054	8,306,054	(7)%	8,899,631
Jay C. Horgen	500,000	1,900,000	2,700,000	1,500,000	41,845	6,641,845	(6)%	7,052,356
David M. Billings	400,000	1,300,000	515,000	285,000	31,054	2,531,054	(7)%	2,731,294

(1)

For 2016, these amounts represent performance-based cash incentive compensation awarded pursuant to the Executive Incentive Plan. The cash bonuses are funded from the Incentive Pool, established by the Compensation Committee as a set percentage of Adjusted Economic net income. In determining the cash bonuses awarded from the Incentive Pool, the Compensation Committee considered a variety of factors, as more fully described in the Compensation Discussion and Analysis.

(2)

For 2016, all other compensation consisted of (i) contributions to a 401(k) profit sharing or similar pension plan in the amount of $28,621 on behalf of Mr. Dyson and $26,500 on behalf of each of Messrs. Healey, Dalton, Horgen and Billings, (ii) medical benefits and life and long-term disability insurance premiums with respect to each named executive officer and (iii) aircraft usage benefits of $89,083 with respect to Mr. Healey, based on the incremental cost to the Company. We calculate the incremental cost of the aircraft usage benefit based on the variable costs of operating the aircraft, including fuel, maintenance contracts, landing and ground fees and other miscellaneous expenses. The Company does not provide tax reimbursements for any perquisite.

(3)

Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of the Long-Term Deferred Equity Awards consisting of restricted stock units granted under the 2013 Stock Plan in February 2016 in recognition of performance in 2015. See page 41 of the Company’s 2016 Annual Report on Form 10-K, under “Share-Based Compensation and Affiliate Equity,” for details on the assumptions made in the valuation of these awards.

(4)

Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718, and assuming the highest level of performance will be achieved) of the 2015 Long-Term Growth Achievement Awards consisting of stock options granted under the 2011 Stock Option and Incentive Plan (the “2011 Plan”) in February 2016 in recognition of performance in 2015. The number of shares of common stock of the Company underlying each stock option award that may become exercisable is based on the growth rate of the Company’s Economic earnings per share, as compared to a base amount of $11.45 per share, over three-, four- and five-year measurement periods ending on December 31, 2018, 2019 and 2020, respectively, measured against primary and secondary performance targets. See page 41 the Company’s 2016 Annual Report on Form 10-K, under “Share-Based Compensation and Affiliate Equity,” for details on the assumptions made in the valuation of these awards.

(5)

Represents the aggregate grant date fair value (computed in the following accordance with FASB ASC Topic 718) of the following long-term equity awards, granted in January 2015 in recognition of performance in 2014: (i) Long-Term Deferred Equity Awards consisting of restricted stock units granted under the 2013 Stock Plan to Messrs. Healey, Dalton, Horgen, Dyson and Billings with grant date values of $8,500,000, $5,100,000, $4,350,000, $2,100,000 and $500,000, respectively, and (ii) 2014 Long-Term Growth Achievement Awards consisting of restricted stock units granted under the 2013 Stock Plan to Messrs. Healey, Dalton, Horgen and Dyson with grant date values (assuming the highest level of performance will be achieved) of $4,250,000, $2,500,000, $1,400,000 and $650,000, respectively. The portion of the 2014 Long-Term Growth Achievement Awards eligible to vest was determined based on the Company’s level of achievement measured against performance targets measuring the compound annual growth rate of the Company’s Economic earnings per share over five- and three-year performance periods ending on December 31, 2015. See page 41 of the Company’s 2016 Annual Report on Form 10-K, under “Share-Based Compensation and Affiliate Equity,” for details on the assumptions made in the valuation of these awards.

(6)

As an employee of our wholly owned subsidiary, Affiliated Managers Group Limited (FSA Reference Number 506689), Mr. Dyson received compensation denominated in British pounds, which for 2016 was translated to U.S. dollars for this Proxy Statement using the average daily exchange rate from January 1, 2016 through December 31, 2016 of 1.3552 GBP/US$.

(7)

Amounts in the table for 2014 represent Mr. Billings’ compensation for the period since he joined the Company on June 30, 2014. The Stock Awards column for 2014 represents the grant date fair value (computed in accordance with FASB ASC Topic 718) of an award of restricted stock units under the 2013 Stock Plan granted to Mr. Billings upon the commencement of his employment with the Company.

(8)

Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of long-term equity grants of restricted stock units, granted in January 2017 in recognition of performance in 2016 under the 2013 Stock Plan. These Long-Term Deferred Equity Awards will vest in four equal installments on each of January 1, 2018, 2019, 2020 and 2021, subject to continued employment through each vesting date (with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control). To the extent vested, these Long-Term Deferred Equity Awards will be settled in shares of the Company’s common stock upon vesting. See page 41 of the Company’s 2016 Annual Report on Form 10-K, under “Share-Based Compensation and Affiliate Equity,” for details on the assumptions made in the valuation of these Long-Term Deferred Equity Awards.

(9)

Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of the performance-based long-term equity grants of restricted stock units, granted in January 2017 in recognition of performance in 2016 under the 2013 Stock Plan. These 2016 Long-Term Growth Achievement Awards vest in full on January 1, 2020 (subject to the grantee being employed by the Company on such date (and with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control)); however, the number of shares of common stock of the Company underlying each award that will be issued and distributed for each restricted stock unit is based on the Company’s level of achievement measured against primary and secondary pre-established performance targets, each measuring the growth rate of the Company’s Economic earnings per share over three-, four- and five-year measurement periods ending on December 31, 2019, 2020 and 2021, respectively. If the growth rate of the Company’s Economic earnings per share in a given measurement period as compared to a base Economic earnings per share amount of $11.85 per share, measured at December 31 of the applicable measurement period, is greater than or equal to the primary performance target of 25% for the initial measurement period, and increasing by 2.5% for each subsequent measurement period if no performance targets are met in the prior measurement period, the full number of common shares underlying the initial award will be issued and distributed (or any remaining portion thereof, to the extent such portion was not previously issued and distributed). If such growth rate exceeds the secondary performance target in a given measurement period of 15% for the initial measurement period, and increasing by 2.5% for each subsequent measurement period if no performance targets are met in the prior measurement period, but does not achieve the primary performance target in such measurement period, 75% of the common shares underlying the initial award plus a ratable portion of the remainder based on the percentage by which the growth rate exceeds the secondary performance target relative to the primary performance target in such measurement period will be issued and distributed, up to a cap of 100% of the number of shares underlying the initial award. If neither the primary nor the secondary performance target is achieved in a given measurement period, but the growth rate of the Company’s Adjusted Economic earnings per share for the applicable measurement period meets or exceeds the median of the growth rate of earnings per share of the Company’s Peer Group for the applicable measurement period, 50% of the total shares underlying the initial award will be issued and distributed, up to a maximum of 100% of the number of shares underlying the initial award. Any portion of the vested restricted stock unit award that is not issued and distributed in respect of a given measurement period may be issued and distributed in respect of any subsequent measurement period based on the achievement of any of the performance targets in such period, regardless of whether such performance target was achieved in a prior period. Any portion of the award that is not issued and distributed following the final measurement period will be forfeited. The grant date fair value of the 2016 Long-Term Growth Achievement Awards assumes that the highest level of performance conditions will be achieved. See page 41 of the Company’s 2016 Annual Report on Form 10-K, under “Share-Based Compensation and Affiliate Equity,” for details on the assumptions made in the valuation of these awards.

Grants of Plan-Based Awards in Fiscal Year 2016

			Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sean M. Healey	1/23/2017		—	—	3,700,000	—	—	—	—	—	—
	2/3/2016	(2)	1/25/2016	—	—	—	—	53,717	—	—	6,575,000
	2/3/2016	(3)	1/25/2016	—	—	—	—	91,902	—	122.40	3,575,000
Nathaniel Dalton	1/23/2017		—	—	2,210,000	—	—	—	—	—	—
	2/3/2016	(2)	1/25/2016	—	—	—	—	32,271	—	—	3,950,000
	2/3/2016	(3)	1/25/2016	—	—	—	—	53,985	—	122.40	2,100,000
Jay C. Horgen	1/23/2017		—	—	1,900,000	—	—	—	—	—	—
	2/3/2016	(2)	1/25/2016	—	—	—	—	24,020	—	—	2,940,000
	2/3/2016	(3)	1/25/2016	—	—	—	—	41,131	—	122.40	1,600,000
Andrew Dyson	1/23/2017		—	—	—	—	—	—	—	—	—
	2/3/2016	(2)	1/25/2016	—	—	—	—	11,806	—	—	1,445,000
	2/3/2016	(3)	1/25/2016	—	—	—	—	20,051	—	122.40	780,000
David M. Billings	1/23/2017		—	—	1,300,000	—	—	—	—	—	—
	2/3/2016	(2)	1/25/2016	—	—	—	—	4,779	—	—	585,000
	2/3/2016	(3)	1/25/2016	—	—	—	—	8,098	—	122.40	315,000

(1)

The performance-based cash bonus awarded to each named executive officer in recognition of performance in 2016 is set forth under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. As described more fully in the Compensation Discussion and Analysis, the Compensation Committee considered a variety of factors in determining the cash bonus amounts awarded from the Incentive Pool.

(2)

Represents Long-Term Deferred Equity Awards granted in February 2016 under the 2013 Stock Plan in recognition of performance in 2015, vesting in four equal, annual installments on each of January 1, 2017, 2018, 2019 and 2020, subject to continued employment through each vesting date (with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control). The grant date fair value has been computed in accordance with FASB ASC Topic 718.

(3)

Represents 2015 Long-Term Growth Achievement Awards granted in February 2016 under the 2011 Plan in recognition of performance in 2015, vesting in full on January 1, 2019, subject to continued employment through the vesting date (with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control). The number of shares of common stock of the Company underlying each stock option award that may become exercisable is based on the Company’s level of achievement measured against primary and secondary pre-established performance targets, each measuring the growth rate of the Company’s Economic earnings per share over three-, four- and five-year measurement periods ending on December 31, 2018, 2019 and 2020, respectively. The grant date fair value was determined using the Black-Scholes option pricing model, and assumes the highest level of performance will be achieved.

Outstanding Equity Awards at 2016 Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(1)	Market or Payout Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares of Stock That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market Value of Unearned Shares of Stock That Have Not Vested ($)
Sean M. Healey	56,928	(3)	—		95.82	12/14/2017	132,350	19,230,455	48,400	1,608,064
	148,997	(4)	—		99.66	7/19/2018
	—		91,902	(5)	122.40	2/3/2023
Nathaniel Dalton	75,000	(3)	—		95.82	12/14/2017	79,255	11,515,752	29,247	971,714
	90,000	(4)	—		99.66	7/19/2018
	—		53,985	(5)	122.40	2/3/2023
Jay C. Horgen	45,000	(4)	—		95.82	12/14/2017	72,069	10,471,626	8,987	298,593
	75,000	(4)	—		99.66	7/19/2018
	—		41,131	(5)	122.40	2/3/2023
Andrew Dyson	40,000	(4)	—		99.66	7/19/2018	28,817	4,187,110	8,987	298,593
	—		20,051		122.40	2/3/2023
David M. Billings	—		8,098	(5)	122.40	2/3/2023	7,284	1,058,365	—	—

(1)

Represents the (i) 2015 Long-Term Deferred Equity Awards granted in February 2016 under the 2013 Incentive Stock Award Plan, vesting in four equal, annual installments on each of January 1, 2017, 2018, 2019 and 2020, (ii) 2014 Long-Term Growth Achievement Awards granted in January 2015 under the 2013 Incentive Stock Award Plan, vesting in four equal, annual installments on each of March 1, 2016 and January 1, 2017, 2018 and 2019, (iii) 2014 Long-Term Deferred Equity Awards granted in January 2015 under the 2013 Stock Plan, vesting in four equal, annual installments on each of January 1, 2016, 2017, 2018 and 2019, (iv) performance-based awards granted in December 2013 (a portion of the 2013 Long-Term Deferred Equity Awards) under the Executive Incentive Plan that were notionally invested, at the election of the named executive officer, in shares of the Company’s common stock, vesting in four equal annual installments on January 2, 2014, 2015, 2016 and 2017, (v) performance-based restricted stock unit awards granted in December 2013 (a portion of the 2013 Long-Term Deferred Equity Awards), vesting in four equal, annual installments on each of January 2, 2018, 2019, 2020 and 2021, (vi) performance-based awards granted in December 2012 under the Executive Incentive Plan that were notionally invested, at the election of the named executive officer, in shares of the Company’s common stock, vesting in four equal, annual installments on January 1, 2014, 2015, 2016 and 2017 and (vii), for Mr. Billings, includes an award of restricted stock units under the 2013 Stock Plan granted upon the commencement of his employment with the Company, which vests in four equal installments on each of June 30, 2014, 2015, 2016 and 2017. See the Summary Compensation Table for additional details. For each award set forth above, vesting is subject to continued employment through each vesting date (with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control). These awards participate in cash dividends declared by the Company, with such amounts are deferred until delivery of the shares and are forfeitable if the requisite service period or any performance conditions are not satisfied.

(2)

Represents the 2013 Long-Term Performance Equity Awards of restricted stock units divided into three equal tranches, with the number of shares of stock to be issued and distributed for each restricted stock unit granted in each tranche to become distributable only if the Company’s stock price reaches performance hurdles of 15%, 25% and 35%, respectively, above the closing price of the Company’s common stock on the grant date. The stock price appreciation hurdles for the 2013 Long-Term Performance Equity Awards may be met at any time during the award term, but shares in any tranche will be earned and distributable only on the earliest distribution date (January 2, 2018, 2019 or 2020) upon which each of the following requirements has been satisfied with respect to such tranche: (a) the shares have become time-vested (each tranche vests in four equal annual installments on each of January 2, 2015, 2016, 2017 and 2018 (subject to being employed on such date (and with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control)), (b) the applicable stock price appreciation hurdle has been met for 30 consecutive trading days, and (c) the closing price of the Company’s common stock on the applicable distribution date meets the 15% stock price appreciation hurdle. As of December 31, 2016, none of the stock price appreciation hurdles for the 2013 Long-Term Performance Equity Awards had been met.

(3)	Represents options granted on July 20, 2010 and December 14, 2010, respectively, that vested in 25% increments on each of December 31, 2011, 2012, 2013 and 2014.

(4)

Represents options granted on July 19, 2011 that vested in 25% increments on each of December 31, 2012, 2013, 2014 and 2015 for Messrs. Healey, Dalton and Horgen, and on each of January 1, 2012, 2013, 2014 and 2015 for Mr. Dyson.

(5)

Represents options granted on February 3, 2016 that vest on January, 1, 2019, subject to the achievement of applicable performance targets. See the Summary Compensation Table for additional details regarding these awards and relevant performance conditions.

Option Exercises and Stock Vested in Fiscal Year 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Sean M. Healey	97,275	5,834,424	24,909	3,895,782
Nathaniel Dalton	76,611	6,014,912	15,176	2,375,285
Jay C. Horgen	—	—	11,665	1,836,039
Andrew Dyson	—	—	4,745	745,270
David M. Billings	—	—	1,240	186,556

(1)

Reflects the aggregate value realized upon exercise of options in 2016. The exercise price of the options ranged from $62.04 to $99.66, which exercise prices were, in each case, equal to the fair market value of a share the Company’s common stock on the applicable date of grant.

(2)

Reflects the portion vested in 2016 of (i) the performance-based awards granted in December 2012 and December 2013 under the Executive Incentive Plan that were notionally invested, at the election of the named executive officer, in shares of the Company’s common stock, subject to time-based vesting conditions, (ii) the 2014 Long-Term Deferred Equity Awards granted in January 2015 under the 2013 Stock Plan and (iii) the 2014 Long-Term Growth Achievement Awards granted in January 2015 under the 2013 Stock Plan. For Mr. Billings, also includes the portion vested in 2016 of an award of restricted stock units granted on June 30, 2014 in connection with his commencement of employment with the Company.

(3)

Represents (i) the value on January 1, 2016 of the portion of the performance-based awards granted in December 2012 that vested in 2016, (ii) the value on January 2, 2016 of the portion of the restricted stock unit awards granted in December 2013 (a portion of the 2013 Long-Term Deferred Equity Awards) that vested in 2016, (iii) the value on January 1, 2016 of the portion of the 2014 Long-Term Deferred Equity Awards granted in January 2015 that vested in 2016, (iv) the value on March 1, 2016 of the portion of the 2014 Long-Term Growth Achievement Awards granted in January 2015 that vested in 2016 and (v) for Mr. Billings only, the value on June 30, 2016 of the portion of the restricted stock unit award granted on June 30, 2014 that vested in 2016. The terms of the awards granted under the Executive Incentive Plan in December 2013 provided that the awards would not be settled until January 2017 (with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control).

Director Compensation

At the request of the Compensation Committee, Shea & Associates regularly provides a review of director compensation in the broad peer universe and in our Peer Group. This analysis includes data on total compensation for directors at such peer companies, as well as on the individual components of that compensation, such as annual retainers, meeting fees and equity awards. Shea & Associates also provides comparative data from time to time on compensation by board position (such as committee chairs and lead directors) and information on the nature of the service of particular directors in their various capacities (e.g., lead directors) at such companies. Shea & Associates also provides information from time to time to the Compensation Committee on trends in director compensation.

In determining current compensation levels for the Company’s directors, the Compensation Committee’s objective is that cash compensation be set at or near the median in comparison to directors at public companies within our Peer Group, while equity compensation linked to stockholder value be higher on a relative basis. The annual fee for service by non-management directors is $80,000. Directors do not receive quarterly meeting fees. Committee fees are as follows: members of the Audit Committee receive an annual fee of $20,000, with the Chair receiving an annual fee of $35,000; members of the Compensation Committee receive an annual fee of $17,000, with the Chair receiving an annual fee of $20,000; and members of the Nominating and Governance Committee receive an annual fee of $13,000, with the Chair receiving an annual fee of $15,000. The Chair of each Committee receives the annual Chair fee in lieu of the Committee fee. In addition, the Lead Independent Director receives a fee of $100,000 for his active role as principal liaison with management of the Company and for his services as the principal contact on our Board of Directors for our stockholders and other interested parties. All directors of the Company are provided information technology and support by the Company and are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees, as well as Board-related activities.

Equity grant determinations for directors are made consistent with the Compensation Committee’s philosophy that compensation should be directly linked to increases in stockholder value. Directors are granted awards, on a semi-annual basis in January or February and in July or August, under the Deferred Compensation Plan, in an aggregate amount of $80,000, vesting in 25% increments over four years. The directors may determine how these awards are invested, and, to date, they have elected to invest all awards in the stock unit fund under the Deferred Compensation Plan. The number of stock units subject to each award is determined based on the fair market value of the Company’s common stock on the grant date, with each stock unit representing one share of the Company’s common stock. These awards participate in cash dividends declared by the Company, with such amounts invested in the stock unit fund until vesting and delivery of the shares, and forfeitable if the requisite service period is not satisfied. Directors also receive semi-annual stock option grants in January or February and in July or August, with an aggregate annual grant date Black-Scholes value of $120,000. Each of these awards is subject to vesting, in 25% increments over four years. This vesting period is longer than the one-to-three year vesting schedules employed by companies in our Peer Group and across the market more generally.

Director Compensation in Fiscal Year 2016

The following table sets forth information regarding the compensation earned by the Company’s non-management directors in 2016. For compensation information with respect to Mr. Healey and his services as the Company’s Chairman and Chief Executive Officer, please see the Summary Compensation Table and other accompanying compensation tables. Mr. Healey receives no additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Samuel T. Byrne	130,000	80,077	120,038	—	330,115
Dwight D. Churchill	115,000	80,077	120,038	—	315,115
Glenn Earle	100,000	80,077	120,038	—	300,115
Niall Ferguson	93,000	80,077	120,038	—	293,115
Tracy P. Palandjian	113,000	80,077	120,038	—	313,115
Patrick T. Ryan	232,000	80,077	120,038	—	432,115
Jide J. Zeitlin	100,000	80,077	120,038	—	300,115

(1)

These amounts represent semi-annual grants to each director then serving on our Board of Directors under the Deferred Compensation Plan, which awards were notionally invested, pursuant to an election by each director, in shares of the Company’s common stock. The number of stock units subject to each award is determined based on the fair market value of the Company’s common stock on the grant date, with each stock unit representing one share of the Company’s common stock. The awards may be settled in shares of common stock, as determined by the plan administrator. On February 3, 2016 and August 2, 2016, the Company granted awards to each director then serving on our Board of Directors (in each case, vesting 25% on each of January 1, 2017, 2018, 2019 and 2020). The grant date fair value of each award granted on February 3, 2016 and August 2, 2016, computed in accordance with FASB ASC Topic 718, is $40,025 and $40,053, respectively. As of December 31, 2016, the aggregate unvested portion of awards made under the Deferred Compensation Plan (measured in shares of common stock) was as follows: Mr. Byrne: 1,231; Mr. Churchill: 1,231; Mr. Earle: 841; Mr. Ferguson: 1,052; Ms. Palandjian: 1,231; Mr. Ryan: 1,231; and Mr. Zeitlin: 1,231.

(2)

On February 3, 2016 and August 2, 2016, the Company granted 1,543 and 1,352 stock options, respectively, to each director then serving on our Board of Directors (in each case, vesting 25% on each of January 1, 2017, 2018, 2019 and 2020). The grant date fair value of the stock options granted on February 3, 2016 and August 2, 2016, computed in accordance with FASB ASC Topic 718, is $60,023 and $60,015, respectively. As of December 31, 2016, the number of shares of common stock subject to stock options held by each director was as follows: Mr. Byrne: 21,519; Mr. Churchill: 20,565; Mr. Earle: 4,988; Mr. Ferguson: 7,141; Ms. Palandjian: 12,887; Mr. Ryan: 40,851; and Mr. Zeitlin: 40,851. See pages 73 through 75 of the Company’s 2016 Annual Report on Form 10-K for a discussion of the assumptions used in calculating the grant date fair value of stock options.

Equity Compensation Plan Information

The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2016:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	1,263,004	$109.39	4,369,201
Equity compensation plans not approved by stockholders(2)	90,716	$96.57	10,958
Total	1,353,720	108.53	4,380,159

(1)	Consists of the 2011 Plan and the 2013 Stock Plan.

(2)

Consists of the Amended and Restated 2002 Stock Option and Incentive Plan. The 10,958 shares available for issuance under such plan may also be issued pursuant to deferred stock awards, restricted stock awards, unrestricted stock awards, performance share awards or dividend equivalent rights.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are again providing for a non-binding, advisory vote for stockholders to approve the compensation of our named executive officers, as disclosed in this Proxy Statement, pursuant to Item 402 of Regulation S-K.

While this vote is advisory and not binding on the Company, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will continue to consider, among other factors, the outcome of the vote when making future compensation decisions for our named executive officers.

In considering your vote on the compensation of our named executive officers, please review the Compensation Discussion and Analysis beginning on page 23 of this Proxy Statement. The Compensation Discussion and Analysis describes the Company’s executive compensation program and the decisions that the Compensation Committee made with respect to the compensation of our named executive officers.

Our executive compensation program is designed to enable the Company to attract, motivate and retain key persons while, at the same time, creating a close relationship between performance and compensation. In addition, the Company regularly reviews its compensation program and the overall compensation package paid to each of its named executive officers, including through the engagement of an independent compensation consultant, to assess risk and to ensure that the program is structured appropriately in order to achieve the Company’s strategic goals.

Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of common stock cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal. Subject to the outcome of the advisory stockholder vote set forth in Proposal 3, the Board of Directors expects to continue to hold an advisory vote on our named executive officers’ compensation annually, with the next vote to occur at the 2018 Annual Meeting of Stockholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the Company’s stockholders vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement, pursuant to Item 402 of Regulation S-K. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board of Directors value the views of our stockholders and will consider, among other factors, the outcome of the vote when determining future compensation arrangements for our named executive officers.

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF FUTURE EXECUTIVE

COMPENSATION ADVISORY VOTES

In Proposal 2 (referred to as a Say-on-Pay vote), the Board of Directors is asking stockholders to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. Section 14A of the Exchange Act also provides that stockholders must be given the opportunity to indicate their preference, on a non-binding, advisory basis, at least once every six years, as to how frequently we should seek an advisory Say-on-Pay vote to approve the compensation of our named executive officers.

In this proposal, the Board of Directors is asking stockholders to cast a non-binding, advisory vote on how frequently we should have Say-on-Pay votes in the future. Stockholders may vote on whether to hold Say-on-Pay votes every one, two or three years. Alternatively, you may indicate that you are abstaining from voting. The option receiving the greatest number of votes will be considered the frequency recommended by stockholders. This vote, like the Say-on-Pay vote itself, is non-binding.

Our stockholders voted on a similar proposal in 2011, with the majority voting to hold the Say-on-Pay vote every year, which has been our practice since that time. We continue to believe that Say-on-Pay votes should be conducted every year so that stockholders may annually express their views on our executive compensation program.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the Company’s stockholders vote for the ONE-YEAR option on the frequency of future advisory votes on executive compensation. Although this vote is non-binding, the Compensation Committee and the Board of Directors value the views of our stockholders and will consider, among other factors, the outcome of this vote when determining the frequency of future Say-on-Pay votes.

PROPOSAL 4: APPROVAL OF AMENDMENT TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

Section 5 of Article VI of our Charter currently provides that directors may be removed by the Company’s stockholders only for cause and only by the affirmative vote of at least two-thirds of the total vote eligible to be cast by stockholders in the election of directors. The Company currently does not have a classified board of directors or cumulative voting. The Board of Directors is requesting stockholder approval of the proposed amendment and restatement of Section 5 of Article VI of our Charter (the “Charter Amendment”) to provide stockholders with the power to remove directors with or without cause by a majority vote of the shares entitled to be cast by stockholders at an election of directors. A marked version showing how Section 5 of Article VI would be amended if this proposal receives the requisite number of votes to pass is attached to this Proxy Statement as Appendix A.

By way of background, in December 2015, the Delaware Court of Chancery (the “Chancery Court”) issued an opinion in In re VAALCO Energy, Inc. Stockholder Litigation, Consol. C.A. No. 11775-VCL, invalidating as a matter of law provisions of the certificate of incorporation and by-laws of VAALCO Energy, Inc., a Delaware corporation (“VAALCO”), that permitted the removal of VAALCO’s directors by its stockholders only for cause. The Chancery Court held that, in the absence of a classified board or cumulative voting, VAALCO’s “only for-cause” director removal provisions conflict with Section 141(k) of the Delaware General Corporation Law and are therefore invalid.

We have never attempted to enforce the existing director removal provisions in the Charter and will not attempt to enforce them to the extent doing so would be inconsistent with applicable law. If the stockholders approve the Charter Amendment, it will become effective upon its filing with the Secretary of State of the State of Delaware.

Approval of this proposal requires the affirmative vote of not less than 80% of the Company’s common stock outstanding and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Recommendation of the Board of Directors

The Board of Directors believes that approval of this proposal is in the best interests of the Company and its stockholders and, therefore, unanimously recommends that the Company’s stockholders vote FOR this proposal.

PROPOSAL 5: RATIFICATION OF THE

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year, subject to ratification by the Company’s stockholders at the Annual Meeting. PricewaterhouseCoopers has acted as the Company’s independent registered public accounting firm since the Company’s inception. The Company has been advised by PricewaterhouseCoopers that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”) and complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Although stockholder ratification of the selection of PricewaterhouseCoopers is not required, the Board of Directors is nevertheless submitting the selection of PricewaterhouseCoopers to the stockholders for ratification. Should the selection of PricewaterhouseCoopers not be ratified by the stockholders, the Audit Committee will reconsider the matter. Even in the event the selection of PricewaterhouseCoopers is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of the Company and its stockholders.

Ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year requires the affirmative vote of a majority of the shares of common stock cast at the Annual Meeting. Abstentions will have no effect on this proposal.

Recommendation of the Board of Directors

The Board of Directors believes that the selection of PricewaterhouseCoopers as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders and, therefore, unanimously recommends that the Company’s stockholders vote FOR this proposal.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Messrs. Byrne, Churchill, Earle and Ryan, and Ms. Palandjian, each an independent director of the Company, with Mr. Churchill serving as the Chair of the Audit Committee.

The Audit Committee’s purpose is to assist the Board of Directors in oversight of the Company’s internal controls and financial statements and the audit process. The Board of Directors has determined in its business judgment that all members of the Audit Committee are “independent,” as is required by the listing standards of NYSE and under SEC rules.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”).

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with PricewaterhouseCoopers the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the PricewaterhouseCoopers’s independence.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The Audit Committee’s role is one of oversight, and members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that PricewaterhouseCoopers is in fact “independent.”

The Audit Committee operates pursuant to a charter that was most recently adopted by the Board of Directors in October 2016 and is available on the Company’s website at www.amg.com.

DWIGHT D. CHURCHILL, Chair

SAMUEL T. BYRNE

GLENN EARLE

TRACY P. PALANDJIAN

PATRICK T. RYAN

Principal Accountant Fees and Services

The following table sets forth information regarding the fees for professional services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, in each of the last two fiscal years:

Type of Fee	Year Ended December 31, 2015	Year Ended December 31, 2016
Audit Fees(1)	$6,515,798	$7,058,966
Audit-Related Fees(2)	1,079,803	981,854
Tax Fees(3)	3,980,148	5,316,753
All Other Fees	—	—

(1)

Represents fees for professional services rendered in connection with the audit of the Company’s annual financial statements, reviews of the financial statements included in each of the Company’s quarterly reports on Form 10-Q and issuances of comfort letters and consents, as well as in connection with audits of the financial statements of certain of the Company’s subsidiaries and Affiliates.

(2)

Represents fees for due diligence procedures in connection with new investments, research assistance on accounting-related issues, benefit plan audits, issuances of the Global Investment Performance Standards performance verification and internal controls reports such as those pursuant to Statement on Standards for Attestation Engagements No. 16.

(3)	Represents fees for income tax compliance and domestic and international tax planning as well as tax due diligence procedures in connection with new investments.

In making its determination regarding the independence of PricewaterhouseCoopers, the Audit Committee considered whether the provision of the services covered in the sections entitled “Audit-Related Fees” and “Tax Fees” was compatible with maintaining such independence.

The appointment of the independent registered public accounting firm to audit the Company’s financial statements is approved each year by the Audit Committee. At the beginning of the year, the Audit Committee also evaluates other potential engagements by the Company of the accounting firm and approves or rejects each service considering (among other factors) the possible impact of each non-audit service on the accounting firm’s independence from management. In accordance with its charter, the Audit Committee pre-approves all auditing services and the terms thereof and any non-audit services provided by the independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The Audit Committee carefully considers the fees that are proposed to be paid in connection with the approval of audit and non-audit services, and then closely monitors the fees incurred in connection with the provision of such services throughout the year. At each meeting, the Audit Committee receives updates from management on the services that have been provided and fees incurred; from time to time, the Audit Committee may also consider and approve the provision of additional services. In the event that a need arises for the approval of additional services between meetings, the services would be considered and provisionally approved by a designated member of the Audit Committee who would present the scope and fees of the services provisionally pre-approved at the following meeting of the Audit Committee.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 15, 2017 (unless otherwise noted) regarding the beneficial ownership of common stock by (i) persons or “groups” (as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of the common stock of the Company, (ii) named executive officers, (iii) directors and (iv) directors and executive officers as a group. Except as otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws, where applicable.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Common Stock(2)
The Vanguard Group(3)	5,059,657	8.94%
BlackRock, Inc.(4)	3,273,830	5.79%
Sean M. Healey(5)	264,880	*
Nathaniel Dalton(6)	244,972	*
Jay C. Horgen	65,552	*
David M. Billings	2,630	*
Samuel T. Byrne(7)	22,399	*
Dwight D. Churchill(8)	20,837	*
Glenn Earle(9)	2,341	*
Niall Ferguson(10)	4,328	*
Tracy P. Palandjian(11)	11,068	*
Patrick T. Ryan(12)	41,816	*
Jide J. Zeitlin(13)	84,784	*
Directors and executive officers as a group (12 persons)(14)	794,535	1.40%

*	Less than 1%

(1)

The mailing address for each executive officer and director is c/o Affiliated Managers Group, Inc., 777 South Flagler Drive, West Palm Beach, Florida 33401. In certain cases, voting and investment power of certain shares may be shared by an executive officer with one or more family members who reside in the executive’s household.

(2)

In computing the number of shares of common stock beneficially owned by a person, (i) shares of common stock subject to options held by that person that are currently exercisable or that become exercisable within 60 days of March 15, 2017 are deemed outstanding and (ii) shares of common stock underlying restricted stock units held by that person that are currently unvested or unsettled and that will remain so within 60 days of March 15, 2017 are not deemed outstanding. For purposes of computing the percentage owned, shares of common stock subject to options that are currently exercisable or that become exercisable within 60 days of March 15, 2017 are deemed to be outstanding for the holder thereof, but are not for the purpose of computing the ownership percentage of any other person. As of March 15, 2017, a total of 56,584,402 shares of common stock were outstanding.

(3)

Information is based on a Schedule 13G-A filed with the SEC on February 9, 2017 by The Vanguard Group as of December 31, 2016. The Vanguard Group beneficially owns an aggregate of 5,059,657 shares of common stock, with sole voting power over 84,862 of such shares, shared voting power over 9,275 of such shares, sole dispositive power over 4,965,395 of such shares and shared dispositive power over 94,262 of such shares. The address of The Vanguard Group is listed in such Schedule 13G-A as 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Information is based on a Schedule 13G-A filed with the SEC on January 29, 2017 by BlackRock, Inc. as of December 31, 2016. BlackRock, Inc. beneficially owns an aggregate of 3,273,830 shares of common stock, with sole voting power over 2,853,627 of such shares and sole dispositive power over all of such shares (with no shared voting or dispositive power reported). The address of BlackRock, Inc. is listed in such Schedule 13G-A as 55 East 52nd Street, New York, NY 10055.

(5)	Includes 205,925 shares of common stock subject to options exercisable within 60 days of March 15, 2017.

(6)	Includes 90,000 shares of common stock subject to options exercisable within 60 days of March 15, 2017 and 14,252 shares of common stock held by Mr. Dalton’s spouse.

(7)	Includes 17,767 shares of common stock subject to options exercisable within 60 days of March 15, 2017.

(8)	Includes 16,813 shares of common stock subject to options exercisable within 60 days of March 15, 2017.

(9)	Includes 2,024 shares of common stock subject to options exercisable within 60 days of March 15, 2017.

(10)	Includes 3,624 shares of common stock subject to options exercisable within 60 days of March 15, 2017.

(11)	Includes 9,135 shares of common stock subject to options exercisable within 60 days of March 15, 2017.

(12)	Includes 37,099 shares of common stock subject to options exercisable within 60 days of March 15, 2017.

(13)	Includes 37,099 shares of common stock subject to options exercisable within 60 days of March 15, 2017.

(14)	Includes 434,804 shares of common stock subject to options exercisable within 60 days of March 15, 2017.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of our equity securities with the SEC and NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish to the Company copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of copies of such reports, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners have been satisfied.

Related Person Transactions

We previously granted awards of units of profits interests under the 2010 Long-Term Equity Interests Plan, the 2011 Long-Term Equity Interests Plan and the 2012 Long-Term Equity Interests Plan (together, the “Plans”) to certain of our named executive officers as part of our compensation program, all of which were fully vested as of December 31, 2015. Vested units under the Plans are generally eligible to be put to the Company at fair value beginning on the fourth or fifth anniversary of grant, and generally may be repurchased by the Company at fair value upon the holder’s departure from the Company. In the fourth quarter of 2016, in connection with the departure of Mr. Dyson, the Company’s former Head of Global Distribution, the Company repurchased all of Mr. Dyson’s interests under the Plans for an aggregate cash purchase price of $10.5 million. In the first quarter of 2017, Mr. Dalton, the Company’s President and Chief Operating Officer, elected to put a portion of the units awarded to him under the 2010 Long-Term Equity Interests Plan, which was purchased by the Company for a cash purchase price of $2.3 million.

Our executive officers and directors may invest from time to time in funds advised by our Affiliates on substantially the same terms as other investors.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by us. In an effort to have as large a representation of stockholders at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by mail, telephone or other electronic means by one or more of our employees or by a proxy solicitor. We also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals who are beneficial owners of common stock.

The Company has retained Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022, for services in connection with the solicitation of proxies for a fee of $25,000.

Stockholder Proposals

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company’s 2018 Annual Meeting of Stockholders must be received by us at our principal executive offices on or before December 29, 2017 to be eligible for inclusion in the Proxy Statement and form of proxy card to be distributed by the Board of Directors in connection with such meeting.

Any stockholder proposal, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, or notice of stockholder nominees for election to the Board of Directors intended to be presented at the Company’s 2018 Annual Meeting of Stockholders, must be received in writing at our principal executive offices no earlier than February 13, 2018, nor later than March 30, 2018. Such stockholder proposals and notice of nominations must satisfy the requirements of our Charter and By-laws and must comply with Delaware General Corporation Law, and include the information, representations and materials required under our By-laws. For more complete information on our advance notice procedures and requirements for stockholder proposals and notice of nominations, please refer to our By-laws.

Householding of Proxy Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability or this Proxy Statement and the 2016 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our Proxy Statement and 2016 Annual Report on Form 10-K to you if you write or call us at the following address or telephone number: Affiliated Managers Group, Inc., 777 South Flagler Drive, West Palm Beach, Florida 33401-6152, Attention: Investor Relations, (617) 747-3300. If you would like to receive separate copies of these materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

Other Matters

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

For those stockholders who receive the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the 2016 Annual Report on Form 10-K are available at www.proxyvote.com. In addition, a copy of the 2016 Annual Report on Form 10-K will be provided without charge upon the written request of any stockholder to Affiliated Managers Group, Inc., 777 South Flagler Drive, West Palm Beach, Florida 33401-6152, Attention: Investor Relations, and may be found on the Company’s website at www.amg.com. The 2016 Annual Report on Form 10-K is not a part of the Company’s proxy solicitation materials.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SUBMIT A PROXY OVER THE INTERNET, BY TELEPHONE OR BY RETURNING A COMPLETED, SIGNED AND DATED PROXY CARD OR VOTING INSTRUCTION FORM.

Appendix A—Charter Amendment

Section 5 of Article VI of our Charter will be amended and restated in its entirety to read as follows:

Section 5. Removal.

Subject to the rights, if any, of the series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) ~~only with cause~~ with or without cause and (ii) only by the affirmative vote of ~~at least two-thirds~~ holders of a majority of the total votes which would be eligible to be cast by stockholders in the election of such Director. At least thirty (30) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting.

         AFFILIATED MANAGERS GROUP, INC.

         777 SOUTH FLAGLER DRIVE

         WEST PALM BEACH, FL 33401

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by Internet or telephone, you do not need to mail back your proxy card.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E23044-P91449	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AFFILIATED MANAGERS GROUP, INC.

The Board of Directors recommends you vote FOR the following:

1.	To elect each of the following eight directors of the Company to serve until the 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Nominees:		For	Against	Abstain

	1a.	Samuel T. Byrne	☐	☐	☐

	1b.	Dwight D. Churchill	☐	☐	☐

	1c.	Glenn Earle	☐	☐	☐

	1d.	Niall Ferguson	☐	☐	☐

	1e.	Sean M. Healey	☐	☐	☐

	1f.	Tracy P. Palandjian	☐	☐	☐

	1g.	Patrick T. Ryan	☐	☐	☐

	1h.	Jide J. Zeitlin	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain

3.	To approve, by a non-binding advisory vote, the frequency of future advisory votes regarding the compensation of the Company’s named executive officers. ☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

4.	To approve an amendment of the Company’s Amended and Restated Certificate of Incorporation to enable shareholders to remove directors with or without cause by a majority stockholder vote.	☐	☐	☐

5.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E23045-P91449

PROXY

FOR ANNUAL MEETING OF STOCKHOLDERS

AFFILIATED MANAGERS GROUP, INC.

June 13, 2017, 2:00 PM BST (9:00 AM EDT)

Solicited on behalf of the Board of Directors

The undersigned hereby appoints Sean M. Healey and David M. Billings, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote all of the shares of common stock of Affiliated Managers Group, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders, and at any adjournments or postponements thereof, and hereby grants each of them full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The Annual Meeting of Stockholders will be held on Tuesday, June 13, 2017, at 2:00 p.m. British Summer Time (9:00 a.m. Eastern Daylight Time), at the Company’s London office at 35 Park Lane, London W1K 1RB, United Kingdom.

The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and 2016 Annual Report on Form 10-K.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

If no such direction is made on the reverse side of this form, this proxy will be voted “FOR” the election of each of the nominees for director listed in Proposal 1, “FOR” Proposal 2 - approval of the compensation paid to the Company’s named executive officers, “1 YEAR” on Proposal 3 - approval of the frequency of future advisory votes regarding compensation paid to the Company’s named executive officers, “FOR” Proposal 4 - amendment of the Company’s Amended and Restated Certificate of Incorporation to enable shareholders to remove directors with or without cause by a majority stockholder vote, and “FOR” Proposal 5 - ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Continued, and to be signed on reverse side

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